Exhibit 4.9

24 NOVEMBER 2022
AS AMENDED AND RESTATED ON 13 SEPTEMBER 2023

VEON HOLDINGS B.V.
acting as Seller 1
VEON LTD.
acting as Seller 2
JOINT-STOCK COMPANY KOPERNIK-INVEST 3
acting as Buyer
VIMPEL-COMMUNICATIONS PUBLIC JOINT STOCK COMPANY acting as Company

SALE AND PURCHASE AGREEMENT IN RELATION TO THE SHARES IN PJSC VIMPEL-COMMUNICATIONS

Certain identified information in this exhibit has been excluded because they are both not material and are the type of information that we treat as private or confidential.

TABLE OF CONTENTS
2    SUBJECT MATTER OF THE AGREEMENT    23
3    PURCHASE PRICE    23
4    PARTIES OBLIGATIONS PRIOR TO CLOSING    28
5    CONDUCT OF BUSINESS    30
6    CONDITIONS    31
7    CLOSING    45
8    TERMINATION    47
9    SELLERS’ WARRANTIES    48
10    BUYER’S WARRANTIES    49
11    COMPANY’S WARRANTIES    50
12    LIMITATION OF LIABILITY    51
13    POST-CLOSING OBLIGATIONS    52
14    MISCELLANEOUS    56
Schedule 1 - Form of the Consideration Set-Off Agreement    63
Schedule 2 - Form of the Deed of Release    66
Schedule 3 - Form of the Independent Guarantee    74
Schedule 4 - Form of the Deferred Consideration Set-Off Agreement    78

THIS SALE AND PURCHASE AGREEMENT (the "Agreement") is entered into on 24 November 2022, as amended and restated on 13 September 2023
BETWEEN
(1)VEON HOLDINGS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing in accordance with Dutch law, registration number 34345993, legal address: Claude Debussylaan 88, 1082MD Amsterdam, the Netherlands (the “Seller 1”);
(2)VEON LTD., a legal entity incorporated and existing in accordance with the laws of Bermuda Islands, having its office address at Claude Debussylaan 88, 1082MD, Amsterdam, the Netherlands, and registered in the Dutch Commercial Register under number 34374835 (the “Seller 2”);
hereinafter the Seller 1 and the Seller 2 are jointly referred to as the “Sellers” and individually referred to as a “Seller”;
(3)JOINT-STOCK COMPANY KOPERNIK-INVEST 3, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, main state registration number (OGRN) 1227700750793, with its registered address at: 2-ya Brestskaya street, 8, prem. 4/1, office 79, 125047, Moscow, the Russian Federation (the “Buyer”);
(4)VIMPEL-COMMUNICATIONS PUBLIC JOINT STOCK COMPANY, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, main state registration number (OGRN) 1027700166636, with its registered address at: ul. 8 Marta 10, bld. 14, 127083, Moscow, the Russian Federation (the “Company”);
hereinafter the Sellers, the Buyer and the Company are jointly referred to as the “Parties” and individually referred to as a “Party”;
WHEREAS:
(A)The Seller 1 owns 51,281,021.00 (fifty-one million two hundred eighty-one thousand twenty-one) ordinary shares with nominal value RUB 0.005 (five thousandths) each registered under state registration number 1-02-00027-A and 6,426,600.00 (six million four hundred twenty-six thousand six hundred) preferred shares with nominal value RUB 0.005 (five thousandths) each registered under state registration number 2-01-00027-A (the “Sale Shares 1”).
(B)The Seller 2 owns 1.00 (one) ordinary share with nominal value 0.005 (five thousandths) registered under state registration number 1-02-00027-A (the “Sale Shares 2”, together with the Sale Shares 1 – the “Sale Shares”).
(C)The Sale Shares represent 100% (one hundred per cent) of the total share capital of the Company.

(D)The Sellers are willing to sell the Sale Shares to the Buyer and the Buyer is willing to buy the Sale Shares on the terms and subject to the conditions set out in this Agreement.
(E)On July 5, 2022, the President of the Russian Federation issued Decree 430 “On Repatriation by Residents – Participants in Foreign Economic Activity of Foreign Currency and Currency of the Russian Federation”, as amended by the Presidential Decree 364 dated 22 May 2023 (the “Presidential Decree 430”), which, among other legal requirements, imposed an obligation on the Company to fulfil the Seller 1’s obligations under the VEON Bonds held through Russian depositaries, including through the NSD, by 01 January 2024.
(F)On September 20, 2022, the Company received a letter from the Ministry of Finance of the Russian Federation (“MinFin”, and the “MinFin Letter”), stating that MinFin “consider[s] it appropriate that [the Company] ensures the fulfillment of obligations under Eurobonds of VEON Holding B.V. (formerly known as VimpelCom Holding B.V.) to holders of Eurobonds whose rights are recorded by Russian depositaries.”
(G)The Company has received a number of letters from holders holding the VEON Bonds through the Russian depositaries demanding that the Company satisfy the Seller 1’s obligations under the existing notes, and one such holder has also brought suit in a Russian court claiming payments.
(H)The Parties acknowledge that the Transaction will require approval by the Sub-Commission of the Government Commission for Control over Foreign Investments in the Russian Federation which includes representatives from the MinFin and that no such approval is likely to be granted unless the Company has fulfilled its obligations under the Presidential Decree 430.
(I)This Agreement shall amend the sale and purchase agreement in respect of the Sale Shares entered into by the Parties on 24 November 2022, and shall be deemed to be its restated version.
(J)Nothing in this Agreement is intended to contravene any applicable laws and/or the lawful requirements of any authority (including any Relevant Authority).
1DEFINITIONS
1.1The following definitions, used in this Agreement, have the meanings set out below, and the singular form (where appropriate) shall include the plural form and vice versa:
1.1.1“Acquired VEON Bonds” means the VEON Bonds (including the Matured NSD Acquired VEON Bonds and the Redeemed Acquired VEON Bonds) actually acquired and held by the Company directly or indirectly through the NSD from the Signing Date until the Closing Date (both dates inclusive) excluding any VEON Bonds transferred to any party other than the Seller 1 or its nominee.
1.1.2“Accrued Acquired VEON Bonds Amount” means the aggregate of:

(A)(a) the principal amount under each Acquired VEON Bond which is subject to the VEON Bonds Disposal; and (b) all interest and the VEON Bonds Related Fees under each Acquired VEON Bond accrued but remaining unpaid by the Seller 1 as of, as well as all interest and the VEON Bonds Related Fees accrued (whether paid or not) on or after, the moment of transfer of respective Acquired VEON Bond to the Company until its redemption, maturity, cancellation or transfer to the Seller 1 (or its nominee), which, in case of cancellation, is recognized by the Clearing Systems and the Bonds Registrars, save for the amounts actually received by the Company prior to Closing (including in case of Redemption, for the avoidance of doubt, accrued interest under each December 2023 Acquired VEON Bonds and June 2024 Acquired VEON Bonds from (but excluding) the last coupon payment date immediately prior to their redemption until their redemption);
(B)all redemption amounts paid by the Seller 1 (or on its behalf) to the Clearing Systems which the Clearing Systems have allocated in respect of the Redeemed Acquired VEON Bonds despite the payment by the Seller 1 (or on its behalf) of such redemption amounts outside of the Clearing Systems to the Company and receipt by the Company of such redemption amounts in the Company’s bank account;
(C)the aggregate of the principal amount and all interest paid by the Seller 1 (or on its behalf) to the Clearing Systems which the Clearing Systems have allocated in respect of the Matured NSD Acquired VEON Bonds despite the Company submitting the Renunciation Form to the Clearing Systems.
1.1.3“Accrued Non-NSD Acquired VEON Bonds Amount” means the aggregate of:
(A)(a) the principal amount under each Non-NSD Acquired VEON Bond; and (b) all interest and the VEON Bonds Related Fees under each Non-NSD Acquired VEON Bond accrued but remaining unpaid by the Seller 1 as of, as well as all interest and the VEON Bonds Related Fees accrued (whether paid or not) on or after, the moment of transfer of respective Non-NSD Acquired VEON Bond to the Company until its cancellation, redemption, maturity or transfer to the Seller 1 (or its nominee), which, in case of cancellation, is recognized by the Clearing Systems and the Bonds Registrars, save for the amounts actually received by the Company prior to Closing;
(B)all redemption amounts paid by the Seller 1 (or on its behalf) to the Clearing Systems which the Clearing Systems have allocated in respect of the Non-NSD Acquired VEON Bond which are the Redeemed Acquired VEON Bonds despite the Company submitting the Renunciation Form to the Clearing Systems;
(C)the aggregate of the principal amount and all interest paid by the Seller 1 (or on its behalf) to the Clearing Systems which the Clearing Systems have allocated in respect of the Matured Non-NSD Acquired VEON Bonds despite the Company submitting the Renunciation Form to the Clearing Systems.

1.1.4“Accrued Post-Closing Acquired VEON Bonds Amount” means the aggregate of (a) the principal amount under each Post-Closing Acquired VEON Bond; and (b) all interest and the VEON Bonds Related Fees under each Post-Closing Acquired VEON Bond VEON Bond accrued but remaining unpaid by the Seller 1 as of, as well as all interest and the VEON Bonds Related Fees accrued (whether paid or not) on or after, the moment of transfer of respective Post-Closing VEON Bond to the Company until its transfer to the Seller 1 (or its nominee), which, in case of cancellation, is recognized by the Clearing Systems and the Bonds Registrars.
1.1.5“Accrued Post-Closing Non-NSD Acquired VEON Bonds Amount” means the aggregate of (a) the principal amount under each Post-Closing Non-NSD Acquired VEON Bond; and (b) all interest and the VEON Bonds Related Fees under each Post-Closing Non-NSD Acquired VEON Bond VEON Bond accrued but remaining unpaid by the Seller 1 as of, as well as all interest and the VEON Bonds Related Fees accrued (whether paid or not) on or after, the moment of transfer of respective Non-NSD Post-Closing VEON Bond to the Company until its transfer to the Seller 1 (or its nominee).
1.1.6“Affiliate” means:
(A)with respect to any entity (or body or Person, as applicable), any other entity, body or Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control of such entity, provided, however, that the Company shall not be considered Affiliates of any Seller; and
(B)with respect to an individual – a spouse of such person, direct descendant or direct ancestor of such person or of the spouse of such person or civil partner of such person.
1.1.7“Agreed Form” means in the form agreed by the Parties or by the parties to the relevant agreements to be in the Agreed Form in accordance with this Agreement (as applicable) (without prejudice to the right to agree technical amendments thereto) and initialed (or confirmed by written exchange, including e-mail) by them or on their behalf for the purpose of identification with such changes as such parties may agree in writing before Closing.
1.1.8“Agreement” means this share purchase agreement and all schedules attached hereto.
1.1.9“Amendment Signing Date” means the date of this Agreement as amended and restated.
1.1.10“Amended OFAC License” means a remaining valid and not revoked license from OFAC issued to the Seller 1 permitting all activities to be undertaken pursuant to this Agreement that require licensing under Sanctions, including the servicing of and transactions with the Non-NSD Acquired VEON Bonds and the Non-NSD Post-Closing VEON Bonds under this Agreement, as prolonged and/or renewed from time to time.
1.1.11“Amended TLA” means the Trademark License Agreements as amended in the Agreed Form with effect from Closing and providing for a term of not less than [*] ([*]) years with effect from Closing and on substantially the same commercial terms as those in the Trademark License Agreements as of the Signing Date.
1.1.12“Anti-Corruption Laws” means in each case (to the extent applicable to the relevant Party): (i) any anti-corruption or anti-bribery laws, rules or regulations that prohibit, inter alia, the provision or promise to provide cash or any other valuables to a public servant or to any person for the purpose of influencing the actions or decisions of such public servant or person or influencing such public servant or person, including all anti-corruption Applicable Law; (ii) U.S. Foreign Corrupt Practices Act 1977 (as amended); (iii) UK Bribery Act 2010; (iv) Federal Law of the Russian Federation No. 273-FZ “On counteraction to corruption” dated 25 December 2008 (as amended); and (v) Federal Law of the Russian Federation No-115 FZ “On Counteraction against Legalization (Laundering) of the Proceeds of Crime and Financing of Terrorism” dated 7 August 2001 (as amended).
1.1.13“Anti-Money Laundering Laws” means any anti-money laundering laws and regulations applicable to the Parties, which introduce a ban on participation in financial transactions or on facilitating financial transactions that promote or hide illegal activities or the financing of terrorism in a particular jurisdiction.
1.1.14“Applicable Law” means, with respect to any Person, all provisions of laws, rules, regulations or Sanctions applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any competent authority exercising statutory or delegated powers over such Person in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.
1.1.15“Applications” has the meaning given to in clause 6.2.1(A).
1.1.16“Appraiser” means a reputable independent appraiser.
1.1.17“Assignment Agreement for the Accrued Acquired VEON Bonds” means an agreement under English law in the Agreed Form to be entered into between the Seller 1 (and/or its nominee) and the Company on Closing for the assignment by the Company to the Seller 1 (or its nominee) of the right to receive the Accrued Acquired VEON Bonds Amount.
1.1.18“Assignment Agreement for the Accrued Post-Closing Acquired VEON Bonds” means an agreement under English law in the Agreed Form to be entered into between the Seller 1 (and/or its nominee) and the Company for the assignment by the Company to the Seller 1 (or its nominee) of the right to receive the Accrued Post-Closing Acquired VEON Bonds Amount.
1.1.19“Assignment Agreement for the Accrued Non-NSD Acquired VEON Bonds” means an agreement under English law in the Agreed Form to be entered into between the Seller 1 (and/or its nominee) and the Company prior to or on Closing for the assignment by the Company to the Seller 1 (or its nominee) of the right to receive the Accrued Non-NSD Acquired VEON Bonds Amount subject to and upon the issuance of the Amended OFAC License to the Seller 1.

1.1.20“Assignment Agreement for the Accrued Post-Closing Non-NSD Acquired VEON Bonds” means an agreement under English law in the Agreed Form to be entered into between the Seller 1 and the Company for the assignment by the Company to the Seller 1 (or its nominee) of the right to receive the Accrued Post-Closing Non-NSD Acquired VEON Bonds Amount subject to and upon the issuance of the Amended OFAC License to the Seller 1.
1.1.21“Assignment Consideration” has the meaning given to it in clause 4.4.1.
1.1.22“BIG 4 Appraiser” means one of the following independent appraisers:
(A)AO “Business Solutions and Technologies” (OGRN: 1027700425444); or
(B)Joint-Stock Company “Technologies of Trust – Audit” (OGRN: 1027700148431); or
(C)Joint-Stock Company “B1 Group” (OGRN: 1227700325610); or
(D)Limited Liability Company “DRT Audit” (OGRN: 5147746420652); or
(E)“KEPT” Limited Liability Company (OGRN: 1147746973637); or
(F)any member of the group of any of the forgoing conducting its business activity under the relevant brand; or
(G)a member of the following group or its equivalent or is conducting its business activity under the brand of:
(i)Ernst & Young Global Limited; or
(ii)Deloitte Touche Tohmatsu Limited; or
(iii)PricewaterhouseCoopers International Limited; or
(iv)KPMG International Cooperative.
1.1.23“Bond Paying Agent” means (i) The Bank of New York Mellon, London Branch; (ii) The Bank of New York Mellon (Luxembourg) S.A.; (iii) The Bank of New York Mellon, New York Branch; (iv) Citibank, N.A., London Branch (whichever is applicable).
1.1.24“Bonds Registrars” means (i) The Bank of New York Mellon (Luxembourg) S.A.; (ii) Citigroup Global Markets Deutschland AG; (iii) Citigroup Global Markets Europe AG; (iv) Citibank, N.A., London Branch (whichever is applicable).
1.1.25“Bond Trustee” means (i) BNY Mellon Corporate Trustee Services Limited; and (ii) Citibank, N.A., London Branch (whichever is applicable).
1.1.26“Business” means the business carried out by the Company as at the Signing Date.

1.1.27“Business Day” means a day on which banks are generally open for business in the city of Amsterdam (the Netherlands) and in the city of Moscow (the Russian Federation).
1.1.28“Buy-Back Request” has the meaning set out in clause 13.3.1.
1.1.29“Buyer” has the meaning set out in the introductory paragraph.
1.1.30“Buyer’s Share Account” means personal account of the Buyer opened (to be opened) with the Registrar.
1.1.31“Buzton Transfer” means the sale (or transfer otherwise) by the Company of Joint Uzbek-American venture “BUZTON” in the form of a limited liability company (registered at the address: the Republic of Uzbekistan, Tashkent, Mirabadskiy district, st. Bukhara, 1).
1.1.32“Breaching Party” has the meaning set out in clause 8.3.
1.1.33“Cancelled Non-NSD Acquired VEON Bonds” means the Non-NSD Acquired VEON Bonds in relation to which the Non-NSD Cancellation has occurred.
1.1.34“CBR” means Central Bank of Russia.
1.1.35“CBR Exchange Rate” means the official exchange rate set out by the CBR for the relevant currency as of the respective date of payment.
1.1.36“CC RF” means the Civil Code of the Russian Federation (as amended).
1.1.37“Clearing Systems” means Euroclear and Clearstream.
1.1.38“Clearstream” means Clearstream Banking, S.A.
1.1.39“Closing” means the completion of the Transaction as set out in clause 7.2.1.
1.1.40“Closing Actions” has the meaning set out in clause 7.2.1.
1.1.41“Closing Date” has the meaning set out in clause 7.1.1.
1.1.42“Company” has the meaning set out in the introductory paragraph.
1.1.43“Company’s bank account” means the bank account with the following details:
Bank: [*]
Account Number: [*]
SWIFT: [*]
Correspondent Account Number: [*]

S.W.I.F.T.: [*]
or any other bank account to be specified by the Company by way of notice to the Seller 1 in writing no later than 5 (five) Business Days prior to the Sellers making a relevant payment.
1.1.44“Company’s Subsidiaries” means any legal entity where the Company directly or indirectly owns any shares / participation interests.
1.1.45“Competent Arbitration Institution” means the arbitration institution, which at the date of the submission of the notice of arbitration:
(A)has the status of a permanent arbitral institution authorized by the competent government authority of the Russian Federation to administer arbitral proceedings as required by applicable Russian legislation, or any other status required by the applicable Russian legislation to administer arbitral proceedings; and
(B)has the arbitration rules of specific categories of Disputes, adopted, published and deposited in accordance with the applicable law of Russian Federation, if, pursuant to Russian legislation, arbitration of such category of Disputes is possible only under the arbitration rules of specific categories of Disputes;
(C)meets other requirements established by the applicable Russian legislation to administer arbitral proceedings of specific categories of Disputes, including corporate disputes.
1.1.46“Completion Consideration” has the meaning set out in clause 3.1.
1.1.47“Completion Consideration 1” has the meaning set out in clause 3.3.1(A).
1.1.48“Completion Consideration 2” has the meaning set out in clause 3.3.1(B).
1.1.49“Completion Consideration Set-Off” has the meaning set out in clause 3.4.1(B).
1.1.50“Consideration Received” has the meaning set out in clause 3.2.2.
1.1.51“Conditions” has the meaning set out in clause 6.1.1.
1.1.52“Confidential Information” means all information of any kind or nature (whether written, oral, electronic or in any other form), including, without limitation, the contents of this Agreement, any financial information, trade secrets or other information, which a Party from time to time may receive as a result of entering into or performing its obligations pursuant to this Agreement, relating to another Party or the Company, which is not in the public domain.
1.1.53“Consideration Set-Off Agreement” means the set-off agreement to be concluded by the Sellers and the Company on the Closing Date on the terms and in the form as attached as Schedule 1 to this Agreement in all material aspects.

1.1.54“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership or otherwise (the terms “Controlling”, “Controlled by” shall be interpreted respectively).
1.1.55“Deed of Release” means an agreement under English law to be entered into between the Parties on the Closing Date on the terms and in the form as attached as Schedule 2 to this Agreement in all material aspects.
1.1.56“December 2023 VEON Bonds” means the USD 700,000,000 7.25% senior notes issued by the Seller 1 which are due on 27 December 2023 (ISIN: US36251BAB18 and XS1400710726).
1.1.57“December 2023 Non-NSD VEON Bonds” means the Non-NSD Acquired VEON Bonds which are the December 2023 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.58“December 2023 Acquired VEON Bonds” means the Acquired VEON Bonds which are the December 2023 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.59“December 2023 Transferred VEON Bonds” means the Acquired VEON Bonds which are the December 2023 VEON Bonds and which have been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.60“Deferred Consideration” has the meaning set out in clause 3.4.1(C).
1.1.61“Deferred Consideration Set-Off Agreement” means the set-off agreement to be concluded by the Sellers, the Buyer and the Company on Closing in all material aspects on the terms and in the form as attached as Schedule 4 to this Agreement with the set-off occurring on the earliest of: (i) the Non-NSD Maturity of all the Non-NSD Acquired VEON Bonds; or (ii) the Non-NSD Cancellation of all the Non-NSD Acquired VEON Bonds; or (iii) the date of the Non-NSD VEON Bonds Transfer, in each case, conditional (in the meaning of Article 157 of the Civil Code of the Russian Federation) upon the issuance of the Amended OFAC License to the Seller 1.
1.1.62“Disclosed Information” has the meaning given to in clause 6.2.2(B)(i).
1.1.63“Dispute” has the meaning set out in clause 14.11.2.
1.1.64“Distributions” has the meaning set out in clause 3.2.
1.1.65“Encumbrance” means any rights and claims, including pledge, mortgage, lease, sublease, uncompensated use, easement, lien, assignment, dispute or seizure, interim measures ordered by a court or tribunal, and any other limitations of rights to own, use and dispose of, as contemplated by the Applicable Law and by contract, including, for the avoidance of doubt, any right to acquire, an option, pre-emptive right, and any contract, including preliminary agreement, fiduciary management agreement, option to contract, pre-emptive right or right of conversion, or agreement to establish the same.
1.1.66“EUR” means the single currency of the participating member states in accordance with the relevant legislation of the European Union relating to the Economic and Monetary Union.
1.1.67“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
1.1.68“Enforcement Action” means:
(A)the acceleration of any sum payable under the VEON Bonds or the making of any declaration that any sum payable under the VEON Bonds is due and payable or payable on demand;
(B)the making of any demand against Seller 1 under the VEON Bonds;
(C)the suing for, commencing or joining of any legal or arbitration proceedings against the Seller 1 to recover any sums in connection with the VEON Bonds;
(D)exercising (or causing any Bond Trustee to exercise) any other enforcement remedies in respect of the VEON Bonds, whether under contract, at law or in equity; and
(E)the petitioning, applying or voting for any Insolvency Proceedings in relation to the Seller 1.
1.1.69“Extended Long Stop Date” has the meaning set out in clause 6.5.1.
1.1.70“Excess Amount” has the meaning set out in clause 4.5.1.
1.1.71“Federal Law on Joint Stock Companies” means Federal Law of the Russian Federation No. 208-ФЗ “On Joint-Stock Companies” dated 26 December 1995 (as amended).
1.1.72“Frozen Amounts” any amounts in respect of the Non-NSD Acquired VEON Bonds and other fees that have been paid to the Clearing Systems and not directly to the Company outside of the Clearing Systems because of the Company's failure to comply with its obligations in accordance with clause 6.3.1(C) or on any other reasons.
1.1.73“Frozen Amounts Payable” has the meaning given to it in the Deferred Consideration Set-Off Agreement.
1.1.74“FX Rate” means the exchange rate of RUB [*] for USD 1 or such other exchange rate of RUB to USD as may be agreed in writing by the Buyer and the Seller 1 prior to Closing.
1.1.75“HKIAC” has the meaning set out in clause 14.11.2.
1.1.76“ICAC at the CCI RF” has the meaning set out in clause 14.11.4.

1.1.77“Independent Guarantees” means independent guarantees granted by the Company and the Russian SPVs (acting as guarantors) in favour of the Seller 1 (acting as beneficiary) as a security of the Buyer’s obligation to pay the Total Upside Consideration and the Deferred Consideration in accordance with this Agreement to be entered into on the Closing Date on the terms and in the form as attached as Schedule 3 to this Agreement in all material aspects.
1.1.78“Individuals” means the natural persons, holding directly or indirectly all the shares / participatory interests in the share / charter capital of the Russian SPVs and/or the Buyer in accordance with the Ownership Structure.
1.1.79“Insolvency Proceedings” means any corporate action or legal proceedings taken in relation to:
(A)the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, judicial composition or reorganization (by way of voluntary arrangement, scheme or otherwise) with respect to the Seller 1;
(B)a composition, conciliation, compromise or arrangement with the creditors generally of the Seller 1 or an assignment by the Seller 1 of its assets for the benefit of its creditors generally or the Seller 1 becoming subject to a distribution of its assets;
(C)the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, restructuring expert or other similar officer in respect of the Seller 1 or any of its assets; or
(D)any procedure or step in any jurisdiction analogous to those set out in subclauses (A) to (C) above.
1.1.80“June 2024 VEON Bonds” means the USD 900,000,000 4.95% senior notes issued by the Seller 1 which are due on 16 June 2024 (ISIN: US92718WAG42 and XS1625994618).
1.1.81“June 2024 Non-NSD VEON Bonds” means the Non-NSD Acquired VEON Bonds which are the June 2024 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.82“June 2024 Acquired VEON Bonds” means the Acquired VEON Bonds which are the June 2024 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.83“Kazakhstan Transfer” means the transfer of 75% (seventy-five per cent) of the share capital and voting rights in VIP Kazakhstan Holding AG from VEON Eurasia S.à r.l. to the Seller 1.

1.1.84“Kazakhstan Transfer Receivable” means the deferred consideration payable by the Seller 1 to VEON Eurasia S.à r.l. following completion of the Kazakhstan Transfer and assignment of such deferred consideration by VEON Eurasia S.à r.l. to the Company.
1.1.85“Kazakhstan Transfer Receivable Set-Off” means the set-off of the Seller 1’s rights to receive RUB [*] ([*] rubles) from the Company under the Shareholders’ Loans against the Company’s rights to receive the Kazakhstan Transfer Receivable from the Seller 1 pursuant to the relevant set off agreement to be concluded between the Seller 1 and the Company (the “Kazakhstan Transfer Receivable Set-Off Agreement”) in the Agreed Form.
1.1.86“Lenders’ Consents” has the meaning set out in clause 6.1.1(G).
1.1.87“Long Stop Date” means 01 June 2023 (or such other date as may be jointly agreed by the Parties in writing).
1.1.88“Matured Non-NSD Acquired VEON Bonds” means the Non-NSD Acquired VEON Bonds in relation to which the Non-NSD Maturity has occurred.
1.1.89“Matured NSD Acquired VEON Bonds” means the Acquired VEON Bonds in relation to which the NSD Maturity has occurred.
1.1.90“Maturity VEON Debt Receivable” means the Seller’s 1 payable to the Company equal to the VEON Debt amount calculated for the respective Matured NSD Acquired VEON Bonds and arising:
(A)under respective Matured NSD Acquired VEON Bonds following the NSD Maturity (provided that the Company does not receive the maturity amounts following such NSD Maturity in the Company’s bank account and subject to compliance with the Company’s obligation under clause 7.2.1(D)); or
(B)under VEON Bonds Sale Agreement for assigning the rights to receive the amounts in respect of the Matured NSD Acquired VEON Bonds, which have been paid to the Clearing Systems because of the Company's failure to comply with its obligations under clause 7.2.1(D), in each case of (A) and (B) such payable shall be satisfied on Closing only by way of set-off against the Completion Consideration in accordance with the Consideration Set-Off Agreement.
1.1.91“MinFin” has the meaning set out in clause (F) of Preamble.
1.1.92“MinFin Letter” has the meaning set out in clause (F) of Preamble.
1.1.93“MOEX” means Public Joint-Stock Company Moscow Exchange Micex-Rts, a legal entity incorporated under the laws of the Russian Federation with registration number (OGRN)

1027739387411, LEI 253400M5M1222KPNWE87, SWIFT XMICRUM1, whose registered office at 125009, the city of Moscow, Bolshoy Kislovksy pereulok, 13.
1.1.94“Non-Breaching Party” has the meaning set out in clause 8.3.
1.1.95“Non-NSD Acquired VEON Bonds” means the VEON Bonds (in each case excluding the Acquired VEON Bonds) actually acquired by the Company through Russian depositaries (other than directly or indirectly through the NSD) until the Amendment Signing Date and held by the Company as of the Amendment Signing Date with the total principal amount (excluding interest and the VEON Bonds Related Fees accrued thereon) not exceeding (i) with respect to USD denominated VEON Bonds - the aggregate of USD 140,900,000.00 (one hundred forty million nine hundred thousand) and (ii) with respect to RUB denominated VEON Bonds - RUB 2,250,000,000.00 (two billion two hundred fifty million rubles) excluding any VEON Bonds transferred to any party other than the Seller 1 or its nominee.
1.1.96“Non-NSD Cancellation” means the cancellation of the Non-NSD Acquired VEON Bonds held by the Company in the manner agreed by the Sellers and the Company (whether in accordance with their terms or via a court or other statutory process) which is recognized by the Clearing Systems and the Bonds Registrars.
1.1.97“Non-NSD Cancellation VEON Debt Receivable” means the Seller’s 1 payable under respective Cancelled Non-NSD Acquired VEON Bonds (equal to the Non-NSD VEON Debt amount calculated for the respective Cancelled Non-NSD Acquired VEON Bonds) to the Company, following the Non-NSD Cancellation.
1.1.98“Non-NSD Maturity” means the maturity of the Non-NSD Acquired VEON Bonds (or the part thereof) in accordance with their terms and conditions.
1.1.99“Non-NSD Maturity VEON Debt Receivable” means the Seller’s 1 payable under respective Matured Non-NSD Acquired VEON Bonds (equal to the Non-NSD VEON Debt amount calculated for the respective Matured Non-NSD Acquired VEON Bonds) to the Company, having complied with its obligations set out in clause 6.3.1(A)-6.3.1(C), following the Non-NSD Maturity (provided that the Company does not receive the maturity amounts following such Non-NSD Maturity in the Company’s bank account).
1.1.100“Non-NSD Non-Russian Permits” means the Amended OFAC License and any other licenses, permits and consents from OFAC, OFSI, the Minister of Legal Affairs and Constitutional Reform of Bermuda and the Dutch Ministry of Finance as may be required for the Non-NSD VEON Bonds Disposal, acquisition (including payment for) by the Seller 1 (or its nominee) of the Non-NSD VEON Bonds, servicing of the Post-Closing Non-NSD Acquired VEON Bonds in accordance with their terms and conditions by making relevant payments of accrued interest and principal amounts directly to the Company’s bank account outside of the Clearing Systems and performance of other transactions contemplated by this Agreement, held by the Company on or after Closing, and payment of the Deferred Completion Consideration by the Company on behalf of the Buyer and/or by the Buyer (what is applicable).

1.1.101“Non-NSD Russian Permits” means any licenses, permits and consents from Russian Relevant Authorities as may be required for the Non-NSD VEON Bonds Disposal, acquisition (including payment for) by the Seller 1 (or its nominee) of the Non-NSD VEON Bonds, servicing of the Post-Closing Non-NSD Acquired VEON Bonds in accordance with their terms and conditions by making relevant payments of accrued interest and principal amounts directly to the Company’s bank account outside of the Clearing Systems and performance of other transactions contemplated by this Agreement, held by the Company on or after Closing, and payment of the Deferred Completion Consideration by the Company on behalf of the Buyer and/or by the Buyer (what is applicable).
1.1.102“Non-NSD Non-Russian Permits Disclosed Information” has the meaning set out in clause 6.2.3(C)(i).
1.1.103“Non-NSD Russian Permits Disclosed Information” has the meaning set out in clause 6.2.4(C)(i).
1.1.104“Non-NSD Redemption VEON Debt Receivable” means the Seller’s 1 payable under respective Non-NSD Acquired VEON Bonds which are the Redeemed Acquired VEON Bonds (equal to the Non-NSD VEON Debt amount calculated for the respective Non-NSD Acquired VEON Bonds which are the Redeemed Acquired VEON Bonds) to the Company, having complied with its obligations set out in clause 6.3.1(A) - 6.3.1(C), following the redemption of the Non-NSD Acquired VEON Bonds (provided that the Company does not receive the redemption amounts following such redemption in the Company’s bank account).
1.1.105“Non-NSD VEON Bonds Sale Agreement” means an agreement(s) under English law in the Agreed Form to be entered into by the Seller 1 (and/or its nominee) and the Company on Closing and subject to clause 6.3.2, conditional upon the issuance of the Amended OFAC License to the Seller 1.
1.1.106“Non-NSD VEON Bonds Transfer Receivable” has the meaning set out in clause 6.3.3(A).
1.1.107“Non-NSD VEON Debt” means the total principal amount (excluding interest and the VEON Bonds Related Fees accrued thereon) of the Non-NSD Acquired VEON Bonds provided that the principal amount of such Non-NSD Acquired VEON Bonds denominated in USD (the “USD Non-NSD VEON Debt”) shall be converted for these purposes into RUB based on the FX Rate.
1.1.108“Non-NSD VEON Bonds Transfer” has the meaning set out in clause 6.3.2.
1.1.109“NSD” means Non-Banking Credit Organization JSC “National Settlement Depository” (ORGN 1027739132563).
1.1.110“NSD Maturity” means the maturity of the Acquired VEON Bonds (or the part thereof) in accordance with their terms and conditions.

1.1.111“October 2023 VEON Bonds” means the USD 1,000,000,000 notes issued by the Seller 1 which are due in 2023 (ISIN: US92718WAE93 and XS0889401724).
1.1.112“October 2023 Non-NSD VEON Bonds” means the Non-NSD Acquired VEON Bonds which are the October 2023 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.113“October 2023 Acquired VEON Bonds” means the Acquired VEON Bonds which are the October 2023 VEON Bonds and which have not been transferred by the Company to the Seller 1 (or its nominee) prior to the Closing.
1.1.114“Ownership Structure” means the ownership structure (including all Individuals holding directly or indirectly shares / participatory interests) of the Russian SPVs and the Buyer, as well as including information on any options, shareholders agreements (except for any shareholders or other similar agreements or arrangements to be entered solely by and between the Individuals and/or the Russian SPVs, if applicable), encumbrances and other economic rights in respect of the Buyer and the Russian SPVs, as provided by the Buyer in writing to the Seller 1 on the Signing Date and in other cases as prescribed by this Agreement.
1.1.115“Party” has the meaning set out in the introductory paragraph.
1.1.116“Permits” has the meaning set out in clause 6.1.1(F).
1.1.117“Person” means any natural person, corporate or unincorporated body (whether or not having separate legal personality), as the case may be.
1.1.118“Post-Closing Acquired VEON Bonds” means the VEON Bonds held directly or indirectly through the NSD actually acquired and held by the Company after the Closing Date excluding any VEON Bonds transferred to any party other than the Seller 1 or its nominee.
1.1.119“Post-Closing Acquired VEON Bonds Claim” has the meaning given to this term in clause 13.4.1.
1.1.120“Post-Closing Acquired VEON Bonds Settlement Agreement” means an agreement under English law in the Agreed Form to be entered into by the Seller 1 and the Company on the key terms provided for in clause 13.3.
1.1.121“Post-Closing Acquired VEON Bonds Purchase Price” has the meaning given to this term in clause 13.2.1.
1.1.122“Post-Closing Non-NSD Acquired VEON Bonds” means the VEON Bonds held via Russian depositaries (other than directly or indirectly via the NSD) with the total principal amount (excluding interest and the VEON Bonds Related Fees accrued thereon) not exceeding the aggregate of (i) with respect to USD denominated VEON Bonds - USD 140,900,000.00 (one hundred forty million nine hundred thousand) and (ii) with respect to RUB denominated VEON Bonds - RUB 2,250,000,000.00 (two billion two hundred fifty million rubles) less the VEON

Debt in respect of the Non-NSD Acquired VEON Bonds, actually acquired and held by the Company after the Closing Date excluding any VEON Bonds transferred to any party other than the Seller 1 or its nominee.
1.1.123“Postponed Closing Date” has the meaning set out in clause 7.2.4.
1.1.124“Purchase Price” has the meaning set out in clause 3.1.
1.1.125“Presidential Decree 430” has the meaning set out in the clause (E) of Preamble.
1.1.126“Redemption” means the redemption of the December 2023 VEON Bonds and June 2024 VEON Bonds by the Seller 1 via a make whole call in accordance with their terms and conditions (other than a payment of the redemption amount in respect of (i) the Redeemed Acquired VEON Bonds which shall be made directly to the Company outside of the Clearing Systems; and (ii) the December 2023 Transferred VEON Bonds which shall be made, if applicable, directly to the Seller 1’s nominee holding such VEON Bonds outside of the Clearing Systems), provided that, in each case, the Redemption shall be deemed to have occurred only after the redemption amounts in respect of the Redeemed Acquired VEON Bonds (excluding the December 2023 Non-NSD VEON Bonds and June 2024 Non-NSD VEON Bonds) have been credited to the Company’s bank account.
1.1.127“Redeemed Acquired VEON Bonds” means the December 2023 Acquired VEON Bonds, the December 2023 Non-NSD VEON Bonds, the June 2024 Acquired VEON Bonds and the June 2024 Non-NSD VEON Bonds.
1.1.128“Registrar” means Joint Stock Company «Registry society «STATUS» (OGRN 1027700003924).
1.1.129“Regulatory Approvals” has the meaning set out in the clause 6.1.1(A).
1.1.130“Relevant Authorities” means any central bank, ministry, governmental, quasi-governmental, national, supranational (including the European Union), statutory, environmental, administrative, supervisory, fiscal or investigative body or authority (including any antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment or national security review body), any national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), any tribunal, court, trade agency, association, institution or any other body or Person whatsoever in any jurisdiction.
1.1.131“Renunciation Form” means notices in the substantive form of Euroclear and/or Clearstream (as applicable) as of the Amended Signing Date informing Euroclear and/or Clearstream (as applicable) that all payments in respect of (i) the October 2023 VEON Bonds and/or December 2023 VEON Bonds and/or June 2024 VEON Bonds (as may be applicable) which are Acquired VEON Bonds and/or (ii) Non-NSD Acquired VEON Bonds (as applicable) will be made outside of the Clearing Systems to the Company.

1.1.132“Reorganization” means a reorganization of Company in the form of a merger (“присоединение”) (as provided by Article 17 of the Federal Law on Joint Stock Companies) of the Buyer to the Company occurring after Closing.
1.1.133“Resale Equity Value” has the meaning set out in clause 3.2.
1.1.134“Resale Event” means any transaction or action (or a series of directly or indirectly related transactions or actions) resulting in any of the following within the Resale Event Period:
(A)Individuals acting in concert ceasing to have the Control over the Company, the Buyer, any Russian SPV or their Successor;
(B)admission of any shares in the share capital of the Company, the Buyer or any Russian SPV (or their Successors) to trading on, or the granting of permission for any such shares to be dealt on, any internationally recognized stock exchange (including, without limitations, MOEX and/or SPB Exchange).
1.1.135“Resale Event Period” has the meaning set out in clause 3.2.
1.1.136“Resale Share” has the meaning set out in clause 3.2.
1.1.137“RUB” means Ruble, the lawful currency of the Russian Federation.
1.1.138“Russian FAS” means the Federal Antimonopoly Service of the Russian Federation.
1.1.139“Russian SPV 1” means JOINT-STOCK COMPANY KOPERNIK-INVEST, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, main state registration number (OGRN) 1227700750760, with its registered address at: 2-ya Brestskaya street, 8, prem. 4/1, office 77, 125047, Moscow, the Russian Federation.
1.1.140“Russian SPV 2” means JOINT-STOCK COMPANY KOPERNIK-INVEST 2, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, main state registration number (OGRN) 1227700750881, with its registered address at: 2-ya Brestskaya street, 8, prem. 4/1, office 78, 125047, Moscow, the Russian Federation.
1.1.141“Russian SPVs” means the Russian SPV 1 and the Russian SPV 2 collectively.
1.1.142“Sale Share 1” has the meaning set out in clause (A) of Preamble.
1.1.143“Sale Share 2” has the meaning set out in clause (B) of Preamble.
1.1.144“Sale Shares” has the meaning set out in clause (B) of Preamble.
1.1.145“Sanctioned Person” means any Person or organization which (from time to time): (i) is designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by the OFSI, and/or the

Consolidated List of persons, groups and entities subject to EU Financial Sanctions; (ii) is, or is part of, a government of a Sanctioned Territory; (iii) is owned or controlled by, or acting on behalf of, any of the foregoing; (iv) is located within or operating from a Sanctioned Territory; or (v) is otherwise targeted under any Sanctions.
1.1.146“Sanctioned Territory” means any country or other territory targeted by a comprehensive export, import, financial or investment embargo under Sanctions (from time to time) where such restrictions or embargos (as applicable) applied on a country-wide or territory-wide basis (as applicable) so as to prohibit or otherwise restrict trade or other transactions with that country or territory (as applicable) or Persons located in that country or territory.
1.1.147“Sanctions” means any economic sanctions Laws, regulations, embargoes or restrictive measures, as amended from time to time, administered, enacted or enforced by:
(A)the United States;
(B)the European Union or any member state thereof;
(C)the United Kingdom;
(D)Bermuda; or
(E)the respective governmental institutions and agencies of any of the foregoing responsible for administering, enacting or enforcing Sanctions (each a “Sanctions Authority”), including the Office of Foreign Assets Control of the US Department of Treasury (the “OFAC”), the United State Department of State, the Dutch Ministry of Finance, and Her Majesty’s Treasury (the “HM Treasury”), and the Financial Sanctions Implementation Unit of Bermuda (the “FSIU”), UK Office of Financial Sanctions Implementation (the “OFSI”).
1.1.148“Seller 1” has the meaning set out in the introductory paragraph.
1.1.149“Seller 2” has the meaning set out in the introductory paragraph.
1.1.150“Sellers” has the meaning set out in the introductory paragraph.
1.1.151“Sellers’ Group” means the Seller 1, the Seller 2 and their Affiliates (excluding the Company and the Company’s Subsidiaries).
1.1.152“Seller 1’s Account” means the bank account with the following details:
Company name: VEON HOLDINGS BV
Bank: [*]
Bank address: [*]

SWIFT: [*]
IBAN: [*]
Currency: EUR,
Correspondent bank: [*]
SWIFT: [*],
or any other bank account to be specified by the Seller 1 by way of notice to the Buyer no later than 5 (five) Business Days prior to the Closing Date.
1.1.153“Seller 1’s Bank” means [*] or any other bank to be specified by the Seller 1 by way of notice to the Buyer no later than 5 (five) Business Days prior to the Closing Date.
1.1.154“Seller 1’s Share Account” means personal account No. [*] opened with the Registrar.
1.1.155“Seller 2’s Share Account” means personal account No. [*] opened with the Registrar.
1.1.156“Service Telecom” means Service Telecom Group of Companies, a limited liability company incorporated under the laws of the Russian Federation having its registered office address at Uspenskaya street, 3, prem. 1, office 307, Krasnogorsk city, Moscow Region, the Russian Federation, 143409, registered in the Unified State Register of Legal Entities under the primary state registration number (ORGN) 1177746836695.
1.1.157“Service Telecom Assignment Agreement” has the meaning set out in clause 4.4.1.
1.1.158“Service Telecom SPA” means a share purchase agreement in respect of the entire share capital of JSC “National Tower Company” entered into by Service Telecom and the Sellers on 05 September 2021.
1.1.159“Service Telecom Receivable” shall have the meaning given to the term “Assigned Amounts” in the Service Telecom Assignment Agreement.
1.1.160“Shareholders’ Loans” means loans which are owed by the Company to the Seller 1 pursuant to the following agreements:
(A)the Facility Agreement No. 81/2020 concluded between the Company as a borrower and the Seller 1 as a lender on 17 December 2020, as amended, novated, supplemented, extended or restated from time to time prior to the date hereof, including pursuant to the Deed of Set-Off concluded between the Company and the Seller 1 on 22 July 2022;
(B)the Facility Agreement concluded between the Company as a borrower and the Seller 1 as a lender on 12 May 2021, as amended and restated on 22 July 2022;

(C)the Facility Agreement No. 86/2022 concluded between the Company as a borrower and VEON Finance Ireland Designated Activity Company as a lender on 15 February 2022 and the Loan Agreement concluded between VEON Finance Ireland Designated Activity Company as a borrower and the Seller 1 as a lender on 04 April 2022, as amended, novated, supplemented, extended or restated from time to time prior to the date hereof, including pursuant to the Novation and Amendment and Restatement Agreement concluded between the Company, the Seller 1 and VEON Finance Ireland Designated Activity Company on 22 July 2022.
1.1.161“SIAC” has the meaning set out in clause 14.11.3.
1.1.162“Signing Date” means 24 November 2022.
1.1.163“SPB Exchange” means Public Joint-Stock Company «SPB Exchange», a legal entity incorporated under the laws of the Russian Federation with registration number (OGRN) 1097800000440, whose registered office at 127006, Moscow, Dolgorukovskaya Street, 38, bld.1, floor 2, prem. 1, rooms 19, 20.
1.1.164“Sub-Commission” means the Sub-Commission of the Government Commission for Control over Foreign Investments in the Russian Federation.
1.1.165“Successors” means any legal entity created as a result of reorganization (in Russian: “реорганизация”) of the Company, the Buyer or the Russian SPVs.
1.1.166“Surviving Provisions” means the provisions of clauses 1 (Definitions) and 14 (Miscellaneous).
1.1.167“Termination Date” has the meaning set out in clause 8.1.
1.1.168“Total Upside Consideration” has the meaning set out in clause 3.1.
1.1.169“Trademark License Agreements” means the following trademark license agreements concluded between the Company and members of the Sellers’ Group:
(A)the license agreement № 521/07 dated February 20, 2007 between the Company and Limited Liability Partnership “KaR-Tel” (registered at the address: Republic of Kazakhstan, Almaty, microdistrict Koktem-2, 22) with all additional agreements;
(B)the trademark license agreement dated July 15, 2017 between the Company and Limited Liability Company “Sky Mobile” (registered at the address: Kyrgyz Republic, Bishkek, st. Toktogula, 125/1) with all additional agreements;
(C)the license agreement № TM-2006 URS dated June 07, 2006 between the Company and Limited Liability Company “Unitel” (registered at the address: the Republic of Uzbekistan, Tashkent, st. Bukhoro, 1) with all additional agreements.

1.1.170“Transaction” means the transactions contemplated by or in accordance with this Agreement.
1.1.171“Transaction Documents” means:
(A)the Agreement;
(B)the Consideration Set-Off Agreement;
(C)Kazakhstan Transfer Receivable Set-Off Agreement;
(D)the Transitional Services Agreement;
(E)the Amended TLA;
(F)the Independent Guarantee;
(G)if applicable, the Service Telecom Assignment Agreement;
(H)the Deed of Release;
(I)the Assignment Agreement for the Accrued Acquired VEON Bonds;
(J)if applicable in accordance with clause 6.2.5(A)(ii), the VEON Bonds Sale Agreement;
(K)if applicable in accordance with clause 6.2.5(C), the VEON Bonds Settlement Agreement;
(L)the Assignment Agreement for the Accrued Post-Closing Acquired VEON Bonds;
(M)the Post-Closing Acquired VEON Bonds Settlement Agreement;
(N)the Assignment Agreement for the Accrued Post-Closing Non-NSD Acquired VEON Bonds;
(O)the Deferred Consideration Set-Off Agreement;
(P)the Assignment Agreement for the Accrued Non-NSD Acquired VEON Bonds; and
(Q)the Non-NSD VEON Bonds Sale Agreement.
1.1.172“Transfer Clearance Authorities” means (i) the Russian FAS; and (ii) the Sub-Commission;
1.1.173“Transitional Services Agreement” means the agreement of that name between the Company and the Seller 1 (or its Affiliates) to be entered into in the Agreed Form on the Closing Date in relation to transitional services to be provided by the Company and the Sellers’

Group to each other on substantially the same terms as provided in the period of 12 (twelve) months prior to the Signing Date.
1.1.174“Upside Consideration Payment” has the meaning set out in clause 3.2.
1.1.175“USD” means the official currency of the United States of America.
1.1.176“USRLE” means the Unified State Register of Legal Entities in the Russian Federation.
1.1.177“VEON Bonds” means eurobonds issued by the Seller 1 and existing as of the Signing Date.
1.1.178“VEON Bonds Related Fees” means the fees paid or to be paid by the Seller 1 to the bondholders in connection with or under the VEON Bonds, excluding any fees, payable to the Company outside of the Clearing Systems because of the redemption of the Redeemed Acquired VEON Bonds which are the Acquired VEON Bonds in accordance with their terms.
1.1.179“VEON Bonds Sale Agreement” means an agreement under English law in the Agreed Form to be entered into by the Seller 1 (and/or its nominee) and the Company pursuant to clause 6.2.5(A)(ii).
1.1.180“VEON Bonds Disposal” means:
(A)cancellation of the Acquired VEON Bonds (whether in accordance with their terms or via a court or other statutory process) which is recognized by the Clearing Systems and the Bonds Registrars in accordance with clause 6.2.5(A)(i); and/or
(B)transfer of title to the Acquired VEON Bonds (excluding the Redeemed Acquired VEON Bonds and Matured NSD Acquired VEON Bonds) from the Company to the Seller 1 (or its nominees) in accordance with clause 6.2.5(A)(ii), provided that, in case the Redemption has occurred, the total value of the VEON Debt in respect of the Acquired VEON Bonds (excluding the Redeemed Acquired VEON Bonds and the Matured NSD Acquired VEON Bonds) so cancelled and/or transferred is not less than RUB [*] ([*]Russian rubles) less the Non-NSD VEON Debt in respect of all Non-NSD Acquired VEON Bonds less the Maturity VEON Debt Receivable (“Mandatory VEON Debt Amount”).
1.1.181“VEON Bonds Settlement Agreement” means an agreement under English law in the Agreed Form to be entered into by the Seller 1 and the Company pursuant to clause 6.2.5(C).
1.1.182“VEON Bonds Settlement” has the meaning set out in clause 6.2.5(C).
1.1.183“VEON Debt” means the total principal amount (excluding interest and the VEON Bonds Related Fees accrued thereon) of the Acquired VEON Bonds (excluding the Acquired VEON Bonds which are the Redeemed Acquired VEON Bonds), provided that the principal amount of any Acquired VEON Bonds (excluding the Acquired VEON Bonds which are the Redeemed

Acquired VEON Bonds) denominated in USD (the “USD VEON Debt”) shall be converted for these purposes into RUB based on the FX Rate.
1.1.184“VEON Debt Consideration” means (i) the VEON Debt Closing Receivable; and/or (ii) the VEON Debt Settlement Receivable; and/or (iii) the Maturity VEON Debt Receivable. The Parties agree that the total amount of the VEON Debt Consideration may not exceed the amount of the VEON Debt.
1.1.185“VEON Debt Non-NSD Consideration” means (i) the Non-NSD VEON Bonds Transfer Receivable, and/or (ii) the Non-NSD Maturity VEON Debt Receivable; and/or (iii) the Non-NSD Redemption VEON Debt Receivable; and/or (iv) the Non-NSD Cancellation VEON Debt Receivable; and/or (v) the Frozen Amounts Payable. For the avoidance of doubt, the respective amount of the USD denominated VEON Debt Non-NSD Consideration shall be converted into RUB as indicated in the definition of “Non-NSD VEON Debt”. The Parties agree that the total amount of the VEON Debt Non-NSD Consideration may not exceed the amount of the Deferred Consideration.
1.1.186“VEON Debt Closing Receivable” has the meaning set out in clause 6.2.5(B)(i).
1.1.187“VEON Debt Settlement Receivable” has the meaning set out in clause 6.2.5(D).
1.1.188“VEON Georgia LLC” means a company organized and existing under the laws of Georgia, registered with the Registry of Entrepreneurs and Non-Entrepreneurial (non-Commercial) Legal Entities at LEPL National Agency of Public Registry of the Ministry of Justice of Georgia under the number 204450584, whose registered address is at Bambis Rigi N8, Old Tbilisi District, Tbilisi, Georgia;
1.1.189“VEON Group Authority Matrix” means the Group Authority Matrix/Delegation of the Sellers’ Group as adopted by the Company on 08 October 2020, as amended on 25 November 2021.
1.1.190“Warranty” means the warranties given by the Sellers and by the Buyer in accordance with Article 431.2 of the CC RF and as set out in clauses 9, 10 and 11 respectively.
2SUBJECT MATTER OF THE AGREEMENT
1.1Subject to the Conditions being satisfied (or waived, as applicable) and subject to the other terms set out in this Agreement, the Sellers are obliged to sell the Sale Shares and the Buyer is obliged to purchase the Sale Shares, in each case pursuant to and in accordance with the terms of this Agreement.
1.2The Sale Shares shall be sold by the Sellers to the Buyer on Closing, free and clear of any Encumbrances and together with all rights attaching to them. No Party shall be obliged to complete the sale and purchase of the Sale Shares unless the sale and purchase of all of the Sale Shares is completed simultaneously.

1.3This Agreement is a mixed agreement and may have elements of different agreements.
3PURCHASE PRICE
3.1The aggregate consideration for the Sale Shares (the “Purchase Price”) shall be calculated as follows:
where:
the “Completion Consideration” means the amount of RUB 130,000,000,000.00 (one hundred thirty billion rubles);
the “Total Upside Consideration” means the aggregate amount of all Upside Consideration Payments calculated in accordance with clause 3.2 and paid in accordance with clause 3.4.2;
“+” means plus.
3.2If within [*] ([*]) months from the Closing Date (the “Resale Event Period”) any Resale Event occurs, then the Buyer shall pay to the Seller 1 the amount of monetary funds which shall be calculated as follows (provided that such calculation shall be made each time the Resale Event occurs) (the “Upside Consideration Payment”):
where:
“Resale Share” means [*] as follows:
where:
(A)“[*]” means:
(i)[*]; and
(ii)[*];
(B)“[*]” means [*].
“Resale Equity Value” shall be calculated in accordance with clause 3.2.2;

“Distributions” means any dividends, profits, actual value (in Russian: “действительная стоимость”), share buyback or other distributions made under 100% (one hundred per cent) of the shares / participatory interests in the share / charter capital of the Company, the Buyer or the Russian SPVs or their successors (as applicable) after the Closing Date, but before the respective Resale Event;
“×” means multiplication;
“+” means plus;
“-” means minus,
provided that if the amount calculated according to the above formula is negative or zero, then the amount of the respective Upside Consideration Payment for the purposes of this Agreement shall be zero and the Upside Consideration Payment for the respective Resale Event shall not be paid.
1.3.1In case of the Resale Event the Resale Equity Value shall be calculated as follows:
where:
“[*]” shall be determined as follows:
(A)[*];
(B)[*];
(C)[*];
(D)[*]:
(i)[*];
(ii)[*];
(iii)[*];
(iv)[*];
(i)[*],
provided that:
(i)[*];

(ii)[*];
(iii)[*]:
(1)[*];
(2)[*].
3.3Allocation of the Purchase Price
3.3.1The Completion Consideration shall be allocated between the Sellers as follows:
(A)RUB 129,999,990,000.00 (one hundred twenty-nine billion nine hundred ninety-nine million nine hundred ninety thousand) – to the Seller 1 (the “Completion Consideration 1”); and
(B)RUB 10,000.00 (ten thousand rubles) – to the Seller 2 (the “Completion Consideration 2”).
3.3.2The Completion Consideration and the Upside Consideration Payment shall be paid to the Sellers pursuant to clause 3.4.
3.4Payment of the Purchase Price
3.4.1The Completion Consideration shall be satisfied as follows:
(A)the Sellers and the Buyer acknowledge and agree that the Completion Consideration 2 shall be paid by the Buyer to the Seller 1;
(B)the Completion Consideration (or respective portion thereof) shall be satisfied by way of a set-off (and only by way of set-off if (i) the VEON Bonds Disposal has occurred in the amount equal to the Mandatory VEON Debt Amount and has not been waived by the Buyer; or (ii) the Condition in clause 6.1.1(B) has been waived by the Sellers) against the respective amount of the VEON Debt Consideration on the ruble-to-ruble basis (the “Completion Consideration Set-Off”) in accordance with the Consideration Set-Off Agreement. For the avoidance of doubt, for the purposes of the Consideration Set-Off the respective amount of the USD VEON Debt shall be converted into RUB as indicated in the definition of “VEON Debt”; and
(C)in case the amount of (i) the Completion Consideration minus (ii) the VEON Debt Consideration (the “Deferred Consideration”) is a positive amount, the Deferred Consideration shall be satisfied only by way of a set-off against the VEON Debt Non-NSD Consideration (without prejudice to the provisions of clause 6.3.5), such set-off being conditional (in the meaning of Article 157 of the Civil Code of the Russian Federation) upon the issuance of the Amended OFAC License to the Seller 1.

3.4.2The Upside Consideration Payment (if any and subject to clause 3.2) shall be paid in EUR at the CBR Exchange Rate as of the date of payment by the Buyer or its assignee to the Seller 1 in immediately available funds to the Seller 1’s Account without any deduction or counterclaim:
(A)within 5 (five) Business Days from the date of occurrence of each respective Resale Event; or
(B)if the Appraiser or the BIG 4 Appraiser (as applicable) is engaged in accordance with clause 3.2, within 5 (five) Business Days from the date when the fair market value is determined in accordance with clause 3.2; or
(C)if the consideration under respective Resale Event is deferred, the relevant deferred part of the Upside Consideration Payment shall be paid within 5 (five) Business Days from the date of receipt of respective deferred consideration (or the part thereof).
1.3.2The Buyer’s obligations to pay the Total Upside Consideration and the Deferred Consideration in accordance with this Agreement are secured by the Independent Guarantees.
3.4.3The Buyer hereby instructs the Company in accordance with article 313 of the CC RF to pay the Completion Consideration on its behalf, the Company agrees to pay the Completion Consideration on behalf of the Buyer and the Sellers agree to accept the payment of the Completion Consideration performed by the Company. For the purposes of this clause 3.4, any references to the Buyer in respect of payment of the Completion Consideration shall be also deemed to be the references to the Company.
1.4Statutory Pledge
The Parties agree that for the purposes of Article 488.5 of the CC RF, the Sale Shares shall not be deemed pledged to the Sellers.
1.5Resale Event Notification
The Buyer shall, as soon as reasonably practicably (and in any event within 5 (five) Business Days after any Resale Event) give to the Sellers the written notice of the occurrence of the Resale Event.
1PARTIES OBLIGATIONS PRIOR TO CLOSING
1.1VEON Bonds
1.1.1Each Party hereby acknowledges and agrees that the performance by the Parties of their respective obligations contained in the Transaction Documents do not and are not intended to contravene any Sanctions and in particular, but without limiting the foregoing:

(A)the Company undertakes and covenants not to, directly or, to the knowledge of the Company, indirectly, acquire the VEON Bonds from any Sanctioned Person (including custodians who are Sanctioned Persons) until the Permits and any other licenses or approval issued by competent Sanctions authorities have been obtained by the Sellers;
(B)each Seller undertakes and covenants not to acquire the VEON Bonds from any Sanctioned Person until the Permits and any other licenses or approval issued by competent Sanctions authorities have been obtained by the Sellers. For the avoidance of doubt, such undertaking is given by the Sellers on their own behalf and not on behalf of the Company and no action or omission by the Company shall be attributed directly or indirectly to the Sellers.
1.2Intra-group payables
1.2.1Without prejudice to the VEON Debt Settlement, as soon as practicable following the Signing Date and by no later than the Closing Date, the Company and the Sellers shall procure the settlement of all intra-group payables between the Company (and its subsidiaries) and the Sellers (its Affiliates) (excluding any payables falling due in the ordinary course of business between the Company (its subsidiaries) and the Sellers (its Affiliates)) resulting in there being no outstanding debt, claims or demands between the Company and the Sellers on or immediately after Closing, other than as may be agreed by the Sellers and the Buyer in writing.
1.3Agreed Form documents
1.3.1As soon as practicable following the Signing Date and by no later than 31 December 2022 (unless otherwise agreed by the Parties in writing) the Parties shall use best endeavors to agree the following Transaction Documents:
(A)Kazakhstan Transfer Receivable Set-Off Agreement;
(B)the Transitional Services Agreement;
(C)the Amended TLA;
(D)if applicable, the Service Telecom Assignment Agreement;
(E)the Assignment Agreement for the Accrued Acquired VEON Bonds;
(F)if applicable in accordance with clause 6.2.5(A)(ii), the VEON Bonds Sale Agreement;
(G)if applicable in accordance with clause 6.2.5(C), the VEON Bonds Settlement Agreement;
(H)the Assignment Agreement for the Accrued Post-Closing Acquired VEON Bonds; and

(I)the Post-Closing Acquired VEON Bonds Settlement Agreement.
1.4Service Telecom Assignment
1.4.1The Parties have agreed that on or prior to 31 December 2022 the Sellers may enter into the assignment agreement with the Company in the Agreed Form (the “Service Telecom Assignment Agreement”) pursuant to which the Sellers shall assign their rights to receive the total amount of the Service Telecom Receivable to the Company at a consideration equal to RUB [*] ([*] rubles and [*] kopecks), and part of such consideration in the amount of RUB [*] ([*] rubles) (the “Assignment Consideration”) shall be paid or satisfied by the Company in accordance with clause 4.4.2.
1.4.2The Sellers and the Buyer acknowledge and agree that the Assignment Consideration shall be paid by the Company to the Seller 1. The Assignment Consideration shall be paid in cash (the “Assignment Consideration in Cash”) by the Company to the Seller 1 at the Closing Date in immediately available funds to the Seller 1’s Account or satisfied by way of a set-off against the respective amount of the outstanding VEON Debt Consideration and/or the Excess Amount (or respective part thereof) in accordance with the Consideration Set-Off Agreement (the “Assignment Consideration Set-Off”).
1.4.3The obligation of the Company to pay the Assignment Consideration in Cash in accordance with clause 4.4.2 shall be deemed discharged from the date the entire amount of the Assignment Consideration in Cash is credited to the Seller 1’s Bank Account.
1.5Excess Amount Compensation
1.5.1In case (i) the Redemption does not occur on or prior to Closing and (ii) the amount of the VEON Debt Consideration exceeds the Completion Consideration (the “Excess Amount”) and (iii) such Excess Amount is not fully set off in accordance with clause 4.4.2, then the Buyer and the Seller 1 shall agree in good faith within [*] ([*]) months following the Closing on how such Excess Amount may be paid or otherwise compensated by the Seller 1 or its Affiliates to the Buyer. The Buyer in accordance with Article 430 of the CC RF instructs the Seller 1 to pay the Excess Amount to the Company and confirms that the payment (compensation) of the Excess Amount to the Company by the Seller 1 will be considered to be the proper performance of the Seller 1's obligations to pay the Excess Amount.
1.5.2If the Seller 1 and the Buyer do not reach an agreement on how the Excess Amount should be settled within the time period indicated in clause 4.5.1, the Buyer shall be entitled to request the payment of the Excess Amount in cash at any time following the expiration of such time period.
1.6Changes in the Ownership Structure
1.6.1The Buyer shall procure that no change of Control over the Buyer shall occur on or before the Closing Date.

1.6.2Unless otherwise provided in clause 4.6.3, the Buyer shall procure that no changes in the Ownership Structure shall occur on or before the Closing Date without the prior written consent of the Seller 1 (such consent not to be unreasonably withheld).
1.6.3The Parties have agreed that the following changes in the Ownership Structure may occur without the prior written consent of the Seller 1:
(A)issuance of the additional shares by the Russian SPVs or the Buyer to the Individuals and / or Russian SPVs; and
(B)transfers of shares in the Russian SPVs between the Individuals or transfer of shares in the Buyer between the Russian SPVs;
in each case provided that (i) such changes do not lead to change of Control (directly or indirectly) over the Russian SPVs or the Buyer, and (ii) the Seller 1 is notified in writing of the respective changes as soon as practicable but no later than 10 (ten) Business Days prior to the Closing Date.
4CONDUCT OF BUSINESS
1.1Between the Signing Date and the Closing the Company and the Sellers shall:
(A)operate Business in the ordinary course and in all material respects in compliance with Applicable Law, Company’s constitutional documents and internal policies, including, but not limited to, the VEON Group Authority Matrix, and all the material agreements concluded by the Company;
(B)take all reasonable steps to preserve and protect Business and assets (including goodwill);
(C)[*];
(D)[*].
1.2Clause 5.1 shall not operate so as to restrict or prevent:
(A)any matter mutually agreed by the Seller 1 and the Buyer;
(B)any matter contemplated in the Transaction Documents.
5CONDITIONS
5.1Conditions precedent
5.1.1The obligations of the Sellers and the Buyer to complete the Transaction in accordance with clause 7 shall be subject to the following conditions (the “Conditions”) to be satisfied or waived (subject to clause 6.6) by no later than the Long Stop Date (subject to clause 6.5):

(A)the Buyer and the Company (as applicable) having obtained the following approvals required for the consummation of the Transaction (the “Regulatory Approvals”):
(i)approval by the Russian FAS under the Federal Law No. 135-FZ “On Protection of Competition” dated 26 July 2006; and
(ii)approval by the Sub-Commission under the Presidential Decree No. 81 dated 01 March 2022, the Presidential Decree No. 618 dated 08 September 2022, the Presidential Decree No. 95 dated 05 March 2022 and the Presidential Decree No. 737 dated 15 October 2022, including approval of the transfer of all the Sale Shares, VEON Bonds Disposal (if applicable), Kazakhstan Transfer Receivable Set-Off (if applicable), payment or satisfaction of the Purchase Price in the amount, currency and manner specified in this Agreement;
(B)the VEON Bonds Disposal having occurred;
(C)the VEON Debt being not less than RUB [*] ([*] Russian rubles), provided that the amount of USD VEON Debt is not less than USD [*] ([*]United States dollars);
(D)the Kazakhstan Transfer having been completed within 14 (fourteen) calendar days of the Signing Date;
(E)the Kazakhstan Transfer Receivable Set-Off having been completed;
(F)the Sellers having obtained licenses, permits and consents from OFAC, OFSI, the Minister of Legal Affairs and Constitutional Reform of Bermuda and the Dutch Ministry of Finance as may be required (but not limited to) for the VEON Bonds Disposal, the VEON Bonds Settlement, acquisition (including payment for) by the Seller 1 (or its nominee) of the VEON Bonds held directly or indirectly through the NSD (and the entitlement to principle and interest and the VEON Bonds Related Fees accrued and/or received prior to, on or after Closing under the VEON Bonds held directly or indirectly through the NSD) held by the Company on or after Closing, and payment of the Purchase Price by the Company on behalf of the Buyer and/or by the Buyer (what is applicable) (including the set-off of the VEON Debt Consideration against the Completion Consideration) (the “Permits”); and
(G)the Seller 1 having obtained all consents of the lenders to, and the bondholders of, the Seller 1 to permit the Transaction, applicable as of the Closing Date (the “Lenders’ Consents”).

5.2Responsibility of the Parties for the satisfaction of the Conditions
5.2.1Regulatory Approvals
(A)The Buyer shall have the primary responsibility for the preparation of any notifications and applications to the Transfer Clearance Authorities (the “Applications”) in connection with obtaining of the Regulatory Approvals.
(B)The Buyer shall, submit the Applications as soon as practically possible after the Signing Date but, in any event, no later than [*] ([*]) Business Days from the Signing Date (except for the Applications for the VEON Bonds Disposal and Kazakhstan Transfer Receivable Set-Off, which may be filed no later than [*] ([*]) Business Days from the Signing Date), provided that the Sellers have timely provided to the Buyer all information reasonably required in respect of them and their Affiliates as necessary for the completion of such submission by such date (and, if the Sellers do not timely provide such information, the above periods for submission of the Applications shall be extended by such number of days as is equal to the number of days required by the Sellers to provide such information to the Buyer).
(C)At the Seller’s request, the Buyer shall:
(i)provide the Sellers and its internal or external legal counsel as soon as possible with drafts of any written filings and other communications intended to be submitted to the Transfer Clearance Authorities in respect of any Applications;
(ii)provide the Sellers or its internal and external legal counsel with a reasonable opportunity to comment on such filings and communications;
(iii)promptly provide the Sellers or its internal and external legal counsel with final copies of all such filings and communications; or
(iv)promptly forward to the Sellers and its internal and external legal counsel any communications received from the Transfer Clearance Authorities, provided that in each case the Buyer shall be entitled to reasonably refuse to disclose respective information and/or documents, if such disclosure is likely to result in breach of the Applicable Law.
(D)In case any Regulatory Approvals are issued subject to any terms and/or conditions (including any instructions and obligations), the Parties shall consult with each other whether the conditions of the respective Regulatory Approval are reasonably satisfactory to the Parties.
5.2.2Obligations in relation to the Permits

(A)The Sellers shall submit the filings for the Permits as soon as practically possible after the Signing Date but, in any event, no later than 20 (twenty) Business Days from the Signing Date.
(B)At the Buyer’s request, the Seller 1 shall, for the purposes of fulfillment of the Condition set out in clause 6.1.1(F):
(i)provide the Buyer with drafts (extracts from such drafts) of written filings intended to be submitted and extracts from the fillings already submitted by the Sellers to the Relevant Authority for the fulfillment of such Condition so far as, and to the extent that, information in such fillings relates directly to the Transaction structure and indication of the Buyer as the purchaser of the Sale Shares (the “Disclosed Information”);
(ii)allow the Buyer 3 (three) Business Days to provide comments on drafts of such filings with respect to the Disclosed Information, and the Seller 1 shall reasonably consider such comments (with no obligation to incorporate them) before submitting the filings;
(iii)provide the Buyer with extracts from final copies of such filings in relation to the Disclosed Information; or
(iv)keep the Buyer informed of any material communication received from the Relevant Authority in connection with the Permits so far as it relates to the Disclosed Information, provided that in each case the Seller 1 shall be entitled to reasonably refuse to disclose respective information and/or documents, if such disclosure is likely to result in breach of the Applicable Law.
(C)The Parties shall consult with each other and negotiate in good faith how they may achieve completion of the Transaction (including, on the amended terms, provided that such amended terms should not affect the Parties' economic interests as they are provided for in this Agreement) in the following cases:
(i)the Sellers receive a rejection from any of OFAC, or OFSI, or the Minister of Legal Affairs and Constitutional Reform of Bermuda, or the Dutch Ministry of Finance for consummation of the Transaction while obtaining the Permits including the receipt of any Permits from the Dutch Ministry of Finance with terms, restrictions, or conditions that do not authorize all activities identified in this Agreement within their scope; and/or
(ii)the Redemption has not occurred for any reason,

provided that nothing in this clause 6.2.2(C) shall limit a Party' rights to demand the performance of the other Party's obligations under this Agreement if an agreement under this clause 6.2.2(C) is not reached or the negotiations have not started.
5.2.3Obligations in relation to the Non-NSD Non-Russian Permits
(A)The Sellers undertake to take all actions reasonably required or necessary to obtain the Non-NSD Non-Russian Permits.
(B)If any Non-NSD Non-Russian Permits in addition to the Amended OFAC License are required as of the Amendment Signing Date or will become required in the future, including if any additional requests are made by the Relevant Authorities, the Sellers shall submit the filings and/or additional information (as applicable) for such Non-NSD Non-Russian Permits as soon as practically possible after the Amendment Signing Date or after the relevant change in the Applicable Law comes into force or the relevant request is received by the Sellers, but, in any event, no later than 20 (twenty) Business Days from the Amendment Signing Date or change in the Applicable Law coming into force, or the relevant request is received by the Sellers.
(C)At the Buyer’s request, the Seller 1 shall, for the purposes of obtainment of the Non-NSD Non-Russian Permits:
(i)provide the Buyer with drafts (extracts from such drafts) of written filings intended to be submitted and extracts from the fillings already submitted by the Sellers to the Relevant Authority for obtainment of the Non-NSD Non-Russian Permits, and to the extent that, information in such fillings relates directly to the Transaction structure and the transactions with the Non-NSD VEON Bonds under this Agreement (the “Non-NSD Non-Russian Permits Disclosed Information”);
(ii)allow the Buyer 3 (three) Business Days to provide comments on drafts of such filings with respect to the Non-NSD Non-Russian Permits Disclosed Information, and the Seller 1 shall reasonably consider such comments (with no obligation to incorporate them) before submitting the filings;
(iii)provide the Buyer with extracts from final copies of such filings in relation to the Non-NSD Non-Russian Permits Disclosed Information; or
(iv)keep the Buyer informed of any material communication received from the Relevant Authority in connection with the Non-NSD Non-Russian Permits so far as it relates to the Non-NSD Non-Russian Permits Disclosed Information,
provided that in each case the Seller 1 shall be entitled to reasonably refuse to disclose respective information and/or documents, if such disclosure is likely to result in breach of the Applicable Law.

(D)The Parties have agreed that a rejection from any of OFAC, or OFSI, or the Minister of Legal Affairs and Constitutional Reform of Bermuda, or the Dutch Ministry of Finance for consummation of the Transaction (as applicable) while obtaining the Non-NSD Non-Russian Permits, including the receipt of any Non-NSD Non-Russian Permits with terms, restrictions, or conditions that do not authorize all activities identified in this Agreement within their scope, the Parties shall consult with each other about the reasons for such rejections and negotiate in good faith how they may achieve consummation of the Transaction (including, on the amended terms, provided that such amended terms should not affect the Parties' economic interests as they are provided for in this Agreement).
5.2.4Obligations in relation to the Non-NSD Russian Permits
(A)The Buyer and the Company undertake to take all actions reasonably required or necessary to obtain the Non-NSD Russian Permits.
(B)If any Non-NSD Russian Permits will become required after Closing because of change of the Applicable Law, including if any additional requests are made by the Russian Relevant Authorities, the Buyer and the Company shall submit the filings and/or additional information (as applicable) for such Non-NSD Russian Permits as soon as practically possible after the relevant change in the Applicable Law comes into force or the relevant request is received by the Buyer and/or the Company, but, in any event, no later than [*]([*]) Business Days from the change in the Applicable Law coming into force, or the relevant request is received by the Buyer and/or the Company.
(C)At the Sellers’ request, the Buyer and/or the Company (as applicable) shall, for the purposes of obtainment of the Non-NSD Russian Permits:
(i)provide the Sellers with drafts (extracts from such drafts) of written filings intended to be submitted and extracts from the fillings already submitted by the Buyer and/or the Company (as applicable) to the Russian Relevant Authority for obtainment of the Non-NSD Russian Permits, and to the extent that, information in such fillings relates directly to the Transaction structure and the transactions with the Non-NSD VEON Bonds under this Agreement (the “Non-NSD Russian Permits Disclosed Information”);
(ii)allow the Sellers 3 (three) Business Days to provide comments on drafts of such filings with respect to the Non-NSD Russian Permits Disclosed Information, and the Buyer and/or the Company (as applicable) shall reasonably consider such comments (with no obligation to incorporate them) before submitting the filings;
(iii)provide the Sellers with extracts from final copies of such filings in relation to the Non-NSD Russian Permits Disclosed Information; or

(iv)keep the Sellers informed of any material communication received from the Russian Relevant Authority in connection with the Non-NSD Russian Permits so far as it relates to the Non-NSD Russian Permits Disclosed Information,
provided that in each case the Buyer and/or the Company shall be entitled to reasonably refuse to disclose respective information and/or documents, if such disclosure is likely to result in breach of the Applicable Law.
(D)The Parties have agreed that a rejection from any of the Russian Regulatory Authorities for consummation of the Transaction (as applicable) while obtaining the Non-NSD Russian Permits, the Parties shall consult with each other about the reasons for such rejections and negotiate in good faith how they may achieve consummation of the Transaction (including, on the amended terms, provided that such amended terms should not affect the Parties' economic interests as they are provided for in this Agreement).
5.2.5Obligations in respect to the Acquired VEON Bonds
(A)Subject to clauses 4.1 and 6.1.1(F) and upon the Seller 1's written notice on which below procedure(s) should be taken, the Company and the Buyer shall take all reasonable steps and actions as may be necessary and/or requested by the Seller 1:
(i)to effect the cancellation of the Acquired VEON Bonds, including (a) giving any such instructions and/or confirmations as may be required by the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian through which the Company acquires the Acquired VEON Bonds; (b) voting in favour of any amendments or other proposals which may be made by the Seller 1 in respect of the Acquired VEON Bonds (whether pursuant to the terms of the Acquired VEON Bonds or under any court or statutory process)), (c) entering into the Assignment Agreement for the Accrued Acquired VEON Bonds; and (d) issuing a power of attorney in favour of the Seller 1 (or its nominee) to take any actions that the Seller 1 may determine to be necessary or desirable to effect the cancellation of such VEON Bonds; or
(ii)to sell (or transfer) the Acquired VEON Bonds (excluding the Redeemed Acquired VEON Bonds and the Matured NSD Acquired VEON Bonds) to the Seller 1 (or its nominee) pursuant to the VEON Bonds Sale Agreement including (a) giving any such instructions and/or confirmations as may be required by the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian through which the Company acquires the Acquired VEON Bonds and sells (or transfers) them to the Seller 1 (or its nominee); (b) voting in favour of any amendments or other proposals which may be made by the Seller 1 in respect of the Acquired VEON Bonds (whether pursuant to the terms of the Acquired VEON Bonds or under any court or statutory process)); (c) entering into the Assignment Agreement for the Accrued Acquired VEON Bonds; (d) issuing a power of attorney in favour of the Seller 1 (or its nominee) to take any actions that the Seller 1 may determine to be necessary or desirable to effect the transfer of title to the Acquired VEON Bonds; and (e) seeking applicable Regulatory Approvals; and
(iii)to submit to the Company’s broker, the NSD, the Clearing Systems, the Paying Agent and the Bonds Registrar any such instructions, confirmations, consents and documents as may be reasonably requested by Clearing Systems, the Paying Agent and the Bonds Registrar and can be provided by the Company acting in good faith and subject to restrictions of the Applicable Law, to accept and recognize payments by the Seller 1 of the redemption amounts in respect of the Redeemed Acquired VEON Bonds and other fees directly to the Company outside of the Clearing Systems, provided that, in respect of the filings to the NSD in respect of the December 2023 Acquired VEON Bonds and June 2024 Acquired VEON Bonds the filing of the Renunciation Form to NSD should be made by the Company or the Company's broker and/or depository not later than within 4 (four) Business Days following publication of the redemption notice in accordance with Clause 6.2.4(C)(iv); and
(iv)subject to the notice commencing the redemption in respect of the NSD Acquired VEON Bonds having been published on the VEON’s website, to (i) waive all entitlements to receive any coupon payments under the Matured NSD Acquired VEON Bonds and release the Seller 1 from any such payment obligations; and to (ii) submit to the Company’s broker, and/or the depositary with a direct account with Euroclear via which the Matured NSD Acquired VEON Bonds are held, and/or the Clearing Systems, and/or the Paying Agent and/or the Bonds Registrar (as may be applicable) any such instructions, confirmations, consents and documents as were required by the Seller 1 to recognize payments by the Seller 1 of any amounts in respect of the Matured NSD Acquired VEON Bonds and other fees directly to the Company outside of the Clearing Systems, which is recognized by the Clearing Systems, provided that, in respect of the filings to the NSD in respect of the October 2023 Acquired VEON Bonds the filing of the Renunciation Form to NSD should be made by the Company or the Company's broker and/or depository not later than on 29 September 2023.
(B)Subject to the VEON Bonds Disposal occurring on or before Closing and without prejudice to clause 4.5:
(i)the Seller 1 agrees that, in consideration of the VEON Bonds Disposal and the assignment of certain rights in respect of the Acquired VEON Bonds as set out in the VEON Bonds Sale Agreement, it shall owe to the Company on the Closing Date an amount equal to the VEON Debt in respect of the Acquired VEON Bonds which are subject to the VEON Bonds Disposal (the “VEON Debt

Closing Receivable”), which shall be satisfied only by way of set-off against the Completion Consideration on the Closing Date in accordance with clause 3.4.1(B) and against the Assignment Consideration in accordance with clause 4.4.2;
(i)the Company shall direct or instruct the Clearing Systems, the Bond Paying Agent, the NSD, or any custodian to pay any amounts payable to it in respect of the Acquired VEON Bonds to the Seller 1 (or its nominee); and
(ii)unless such amounts were paid by the Company to the Seller 1 (or its nominee) under the VEON Bonds Sale Agreement, the Company shall pay to the Seller 1 an amount equal to any principal, interest and the VEON Bonds Related Fees received by the Company in respect the Acquired VEON Bonds after the transfer of the respective Acquired VEON Bonds under the VEON Bonds Sale Agreement (excluding any amounts received by the Company from the Seller 1 outside of Clearing Systems) within 15 (fifteen) Business Days of their receipt.
(C)If the Condition set out in clause 6.1.1(B) is waived in accordance with the terms of this Agreement, on Closing the Seller 1 and the Company shall enter into the Assignment Agreement for the Accrued Acquired VEON Bonds and the VEON Bonds Settlement Agreement whereby the Company shall:
(i)undertake to cancel (including to assist in the reduction of the principal amount under the corresponding global note certificate by the amount of Acquired VEON Bonds so cancelled and, in the event that all of the bonds issued under the same series as the Acquired VEON Bonds are cancelled and if so required by the Seller 1, in the cancellation of the corresponding global note certificate) or transfer the Acquired VEON Bonds to the Seller 1 (or its nominee) when it becomes legally possible and shall take all reasonable steps and actions as may be necessary and/or requested by the Seller 1 to effect such transfer or cancellation, including to assist in the reduction of the principal amount under the corresponding global note certificate by the amount of Acquired VEON Bonds so cancelled and, in the event that all of the VEON Bonds issued under the same series as the Acquired VEON Bonds are cancelled and if so required by the Seller 1, in the cancellation of the corresponding global note certificate (including, if applicable, seeking regulatory approvals in Russia, giving any such instructions, confirmations or authorizations as may be required to the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian through which the Company acquires the VEON Bonds; opening an account with another custodian);
(ii)undertake not to dispose of, or grant or agree to grant any option in respect of, or create or agree to create any Encumbrance over the Acquired VEON

Bonds, or to enter into any agreement to do any of the foregoing other than the VEON Bonds Disposal;
(iii)pledge the Acquired VEON Bonds in favor of the Seller 1 and register respective pledge within respective depository and not to remove such pledge without the preliminary consent of the Seller 1;
(iv)waive all entitlements to receive any coupon and principal payments under the Acquired VEON Bonds and release the Seller 1 from any such payment obligations;
(v)to direct or instruct the Clearing Systems, the Bond Paying Agent, the NSD, or any custodian to pay any amounts payable to it in respect of the Acquired VEON Bonds to the Seller 1 (or its nominee);
(vi)unless such amounts were paid by the Company to the Seller 1 (or its nominee) under the VEON Bonds Sale Agreement, undertake to pay to the Seller 1 an amount equal to any payments in respect of principal, interest and/or the VEON Bonds Related Fees received by the Company in respect of the Acquired VEON Bonds after Closing within 15 (fifteen) Business Days of their receipt;
(vii)undertake to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of any amendments to the relevant VEON Bond terms proposed by Seller 1 including, without limitation, any amendments to allow direct payments to the holders of the relevant VEON Bonds outside of the Clearing Systems (whether under the terms of the relevant VEON Bonds or pursuant to a statutory or court process);
(viii)undertake to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of cancellation or, transfer to the Seller 1 (or its nominee), of existing relevant VEON Bonds or any other proposal which the Seller 1 may make in respect of the relevant VEON Bonds (whether under the terms of the relevant VEON Bonds or pursuant to a statutory or court process) and, in each case, at the direction of Seller 1, to waive its right to receive or turnover, or to instruct or direct payment to be made, to Seller 1 (or its nominee), any consideration to which the Company may be entitled in respect of such amendments, cancellation, transfers or other proposals;
(ix)grant a power of attorney in favour of the Seller 1 (or its nominee) authorizing the Seller 1 (or its nominee) to take any actions that the Seller may determine to be necessary or desirable to give effect to clauses 6.2.5(C)(i) – 6.2.5(C)(viii) above; and
(x)undertake to take any such actions as may be required to give effect to the matters set out in clauses 6.2.5(C)(i) – 6.2.5(C)(viii) above,
(together, the “VEON Bonds Settlement”).
(D)The Seller 1 hereby agrees that in consideration of the Company’s undertakings set out in the VEON Bonds Settlement Agreement pursuant to Clause 6.2.5(C), the Seller 1 shall owe to the Company on the Closing Date an amount equal to the VEON Debt (the “VEON Debt Settlement Receivable”), which may be set-off against the Completion Consideration on the Closing Date in accordance with clause 3.4.1(B).
(E)The Company hereby undertakes:
(i)not to take any action or any Enforcement Action in respect of, or direct, instruct, assist or encourage any other person to take Enforcement Action in respect of, the Acquired VEON Bonds; and
(ii)to vote against any instruction to any Bond Trustee to take any Enforcement Action, to vote to and to take any steps reasonably required by Seller 1 to waive any defaults under the VEON Bonds’ governing documents or rescind any acceleration of, the relevant VEON Bonds; and
(iii)to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of any amendments to the relevant VEON Bond terms proposed by Seller 1.
(C)If, prior to the VEON Bonds Disposal, any Acquired VEON Bonds become subject to the NSD Maturity then the VEON Debt Closing Receivable and Maturity VEON Debt Receivable, together representing the total VEON Debt Consideration, shall be set off against the Completion Consideration.
1.3Obligations in respect to the Non-NSD Acquired VEON Bonds
1.3.1In respect of the Non-NSD Acquired VEON Bonds, the Company hereby:
(A)undertakes not to dispose of, or grant or agree to grant any option in respect of, or create or agree to create any Encumbrance over the Non-NSD Acquired VEON Bonds, or to enter into any agreement to do any of the foregoing; and

(B)undertakes to waive on Closing all entitlements to receive any coupon payments under the Non-NSD Acquired VEON Bonds and release the Seller 1 from any such payment obligations; and
(C)shall, upon the Seller’s 1 prior request, take all best efforts steps and actions as may be necessary that the Company’s broker and/or the depositary with a direct account with Clearing Systems via which the Non-NSD Acquired VEON Bonds are held, has sent to the relevant Clearing System any such instructions, confirmations, consents and documents as were required by the Seller 1 and can be provided by the Company acting in good faith and subject to restrictions of the Applicable Law to accept and recognize payments by the Seller 1 of any amounts in respect of the Non-NSD Acquired VEON Bonds and other fees directly to the Company outside of the Clearing Systems, which is recognized by the Clearing Systems, provided that:
(i)in respect of the December 2023 Non-NSD VEON Bonds and June 2024 Non-NSD VEON Bonds:
(1)the filing of the Renunciation Form to Euroclear and/or Clearstream (as applicable) should be made by the Company or the Company's broker and/or the depositary not later than within 4 (four) Business Days following publication of the redemption notice in accordance with Clause 6.2.4(C)(iv);
(ii)in respect of the October 2023 Non-NSD VEON Bonds:
(1)the filing of the Renunciation Form to Euroclear and/or Clearstream (as applicable) should be made by the Company or the Company's broker and/or the depositary not later than on 29 September 2023;
(iii)in respect of any other Non-NSD Acquired VEON Bonds:
(1)the prior notice to the Company should be made by the Seller 1 not later than in 10 (ten) Business Days prior to the date when the Company (or its broker or the depository) has to make a filing of the Renunciation Form to Euroclear and/or Clearstream;
(2)the filing of the Renunciation Form to Euroclear and/or Clearstream (as applicable) should be made by the Company or the Company’s broker and/or the depositary not later than in 10 (ten) Business Days prior to the Seller 1's obligation to make a payment under the relevant Non-NSD Acquired VEON Bonds in accordance with their terms.

(D)undertake to take any such actions as may be required to give effect to the matters set out in clauses 6.3.1(A) – 6.3.1(C) above and clause 6.3.2(B) below.
1.3.2Within 5 (five) Business Days from the obtaining of the Amended OFAC License:
(A)the Company shall effect and the Seller 1 shall effect (or procure that its nominee effects) the sale of (or transfer of) the Non-NSD Acquired VEON Bonds to the Seller 1 (or its nominee) pursuant to the Non-NSD VEON Bonds Sale Agreement (the “Non-NSD VEON Bonds Transfer”);
(B)if any actions are required for the purposes of the Non-NSD VEON Bonds Transfer from the Company, the Company shall take all steps and actions as may be necessary and/or requested by the Seller 1 to sell (or transfer) the Non-NSD Acquired VEON Bonds to the Seller 1 (or its nominee) pursuant to the Non-NSD VEON Bonds Sale Agreement including (a) giving any such instructions and/or confirmations as may be required by the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian through which the Company acquires the Non-NSD Acquired VEON Bonds and sells (or transfers) them to the Seller 1 (or its nominee); (b) voting in favour of any amendments or other proposals which may be made by the Seller 1 in respect of the Non-NSD Acquired VEON Bonds (whether pursuant to the terms of the Non-NSD Acquired VEON Bonds or under any court or statutory process)); (c) entering into the Assignment Agreement for the Accrued Non-NSD Acquired VEON Bonds; (d) issuing a power of attorney in favour of the Seller 1 (or its nominee) to take any actions that the Seller 1 may determine to be necessary or desirable to effect the transfer of title to the Non-NSD Acquired VEON Bonds; and (e) seeking applicable Regulatory Approvals.
1.3.3Subject to:
(A)the Non-NSD VEON Bonds Transfer occurring, the Seller 1 hereby agrees that, in consideration of the Non-NSD VEON Bonds Transfer and the assignment of certain rights in respect of the Non-NSD Acquired VEON Bonds as set out in the Non-NSD VEON Bonds Sale Agreement, it shall owe to the Company an amount equal to the Non-NSD VEON Debt in respect of the Non-NSD Acquired VEON Bonds which are subject to the Non-NSD VEON Bonds Transfer (the “Non-NSD VEON Bonds Transfer Receivable”) which shall be set-off against the Deferred Consideration in accordance with clause 3.4.1(C);
(B)the Non-NSD VEON Bonds Transfer and/or Non-NSD Cancellation occurring, the Company shall:
(i)upon Seller 1's 10 (ten) Business Days request direct or instruct the Clearing Systems, and/or the Bond Paying Agent, and/or the depositary with a direct account with Clearing Systems via which the Non-NSD Acquired VEON Bonds are held, and/or any custodian (as may be applicable) to pay any amounts payable to it in respect of the Non-NSD Acquired VEON Bonds to the Seller 1 (or its nominee); and
(ii)unless such amounts were paid by the Company to the Seller 1 (or its nominee) under the Non-NSD VEON Bonds Sale Agreement, pay to the Seller 1 an amount equal to any principal, interest and the VEON Bonds Related Fees received by the Company in respect the Non-NSD Acquired VEON Bonds after the moment of transfer of the Non-NSD Acquired VEON Bonds to the Company within 15 (fifteen) Business Days from the latest of the following dates: (i) date of Non-NSD VEON Bonds Transfer and/or Non-NSD Cancellation or (ii) date of their receipt.
1.3.4The Company hereby undertakes:
(A)not to take any action or any Enforcement Action in respect of, or direct, instruct, assist or encourage any other person to take Enforcement Action in respect of, the Non-NSD Acquired VEON Bonds; and
(B)to vote against any instruction to any Bond Trustee to take any Enforcement Action, to vote to and to take any steps reasonably required by Seller 1 to waive any defaults under the VEON Bonds’ governing documents or rescind any acceleration of, the VEON Bonds; and
(C)to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of any amendments to the VEON Bond terms proposed by Seller 1.
1.3.5In case the Company fails to comply with the Company’s obligation in respect of the Non-NSD Acquired VEON Bonds indicated in clause 6.3.1(A) above, the Company shall pay to the Seller 1:
(A)the respective part of the Deferred Consideration in cash in proportion to the Non-NSD VEON Debt in respect of the Non-NSD Acquired VEON Bonds being transferred or Encumbered in breach of the provisions of clause 6.3.4(A);
(B)a penalty in amount calculated as the amount of all interest accrued on the Non-NSD Acquired VEON Bonds being transferred or Encumbered in breach of the provisions of clause 6.3.4(A) in accordance with their terms following the moment such Non-NSD Acquired VEON Bonds were transferred to a third party or Encumbered which shall be a set-off penalty (“зачетная неустойка”) and the Seller 1 shall be entitled to claim from the Company damages for any losses only in part, not covered by the penalty.
1.3.6If, prior to the Non-NSD VEON Bonds Transfer, any Non-NSD Acquired VEON Bonds become subject to the Redemption and/or the Non-NSD Maturity and/or the Non-NSD Cancellation then the Non-NSD VEON Bonds Transfer Receivable, the Non-NSD Redemption VEON Debt

Receivable, the Maturity VEON Debt Receivable, the Non-NSD Cancellation VEON Debt Receivable and (if applicable) Frozen Amounts Payable together representing the total VEON Debt Non-NSD Consideration, shall be set off against the Deferred Consideration in accordance with clause 3.4.1(C) upon the issuance of the Amended OFAC License to the Seller 1.
5.3Obligations in relation to other Conditions
5.3.1The Parties shall notify the other Party of the satisfaction of any Condition as soon as reasonably practicable but in any case not later than within 5 (five) Business Days from the date of satisfaction of such Condition by sending a written notice to the other Party.
5.3.2The Parties shall immediately notify the other Party if they have any reason to believe that any Сondition may not be satisfied, or that satisfaction may be delayed, in that case the Parties shall negotiate and consult with each other in good faith with respect to such issue.
5.3.3If the Buyer has any reason to believe that the Сondition specified in clause 6.1.1(C) may not be satisfied, or that satisfaction may be delayed, the Buyer shall immediately notify the Seller 1 and the Parties shall negotiate and consult with each other in good faith with respect to such issue.
5.3.4The Seller 1 undertakes to take all actions reasonably required or necessary to fulfill or procure the fulfilment of the Conditions set out in clauses 6.1.1(B), 6.1.1(D), 6.1.1(F) and 6.1.1(G).
5.3.5The Seller 1 and the Company undertake to take all actions reasonably required or necessary to fulfill or procure the fulfilment of the Conditions set out in clauses 6.1.1(E).
5.3.6The Buyer undertakes to take all actions reasonably required or necessary to fulfill or procure the fulfillment of the Conditions set out in clauses 6.1.1(A) of this Agreement.
5.3.7The Company shall inform the Seller 1 no later than [*] 2023 (inclusively) if the amount of the VEON Debt reaches RUB [*] ([*] rubles).
5.3.8If any circumstances beyond the control of the Parties arise and as a result of which any additional regulatory approvals for the consummation of the Transaction in accordance with the Applicable Law become necessary, the Parties shall be required to obtain such additional regulatory approvals before Closing.
5.4Long Stop Date Extension
5.4.1Notwithstanding any other provisions of this Agreement, in case the Long Stop Date is extended in relation to any Condition in accordance with this clause (the “Extended Long Stop Date”), all provisions of this Agreement in respect of the Long Stop Date shall be also applicable to the Extended Long Stop Date and all references to the Long Stop Date shall be deemed to be references to the Extended Long Stop Date. The Parties agree that the Extended Long Stop Date in any case shall not be later than [*].
5.4.2In case the Condition specified in clause 6.1.1(B) is not fulfilled or waived, as applicable, on the Long Stop Date, the Long Stop Date shall be automatically extended by [*]. In case the Condition specified in clause 6.1.1(B) is not fulfilled or waived, as applicable, [*], the Long Stop Date may be further extended not more than [*] ([*]) time for [*]([*]) month and [*] ([*]) times for [*] ([*]) months in total (i.e. [*] ([*]) months in aggregate) by the Buyer by notice in writing to the other Parties.
5.4.3In case the Condition specified in clause 6.1.1(C) is not fulfilled or waived, as applicable, on the Long Stop Date, the Long Stop Date may be extended to [*] by the Buyer by notice in writing to the other Parties. In case the Condition specified in clause 6.1.1(C) is not fulfilled or waived, as applicable, to [*], the Long Stop Date may be further extended not more than [*] ([*]) times each time for [*] ([*]) months by the Seller 1 by notice in writing to the other Parties.
5.4.4In case any Condition specified in clauses 6.1.1(A) is not fulfilled or waived, as applicable, by the Long Stop Date, the Long Stop Date may be extended not more than [*] ([*]) times each time for [*] ([*]) months by the Seller 1 by notice in writing to the other Parties.
5.4.5In case any Condition specified in clauses 6.1.1(D) or 6.1.1(E) is not fulfilled or waived, as applicable, by the Long Stop Date, the Long Stop Date may be extended not more than [*] ([*]) times each time for [*] ([*]) months by the Seller 1 or by the Buyer by notice in writing to the other Parties.
5.4.6Without prejudice to the clause 6.2.2(C), in case the Condition specified in clause 6.1.1(F) is not fulfilled by the Long Stop Date, the Long Stop Date may be extended not more than [*] ([*]) times each time by [*] ([*]) months by the Buyer and/or the Seller 1 by notice in writing to the other Parties. For the avoidance of doubt, the Condition specified in clause 6.1.1(F) cannot be waived by any Party.
5.4.7In case the Condition specified in clause 6.1.1(G) is not fulfilled or waived, as applicable, by the Long Stop Date, the Long Stop Date may be extended to [*] by the Seller 1 or the Buyer by notice in writing to the other Parties. In case the Condition specified in clause 6.1.1(G) is not fulfilled or waived, as applicable, by [*], the Long Stop Date may be further extended not more than [*] ([*]) times each time for [*] ([*]) months by the Buyer by notice in writing to the other Parties.
5.5Waiver
5.5.1The Conditions specified in clause 6.1.1(D), 6.1.1(E) and 6.1.1(G) may be waived in whole or in part by the Seller 1 by notice in writing to the other Parties. If the Condition specified in clause 6.1.1 (G) is not satisfied by the Closing Date, the Seller 1 shall waive it immediately prior to the Closing by notice in writing to the other Parties, provided that the Redemption has occurred and all other Conditions specified in clause 6.1.1 have been satisfied or waived.

5.5.2The Condition specified in clause 6.1.1(B) may be waived in whole or in part:
(A)by the Sellers at any time; and
(A)unilaterally by the Buyer not earlier than [*], provided that the VEON Bonds Settlement Agreement is concluded pursuant to clause 6.2.5(C)6.2.3(C), by notice in writing to the other Parties.
5.5.3The Condition specified in clause 6.1.1(C) may be waived in whole or in part:
(A)by the Seller 1 at any time; and
(B)unilaterally by the Buyer provided that:
(i)the Redemption has occurred; and
(ii)the aggregate amount of the USD VEON Debt and the USD Non-NSD VEON Debt is not less than USD [*] ([*]); and
(iii)unless the Condition in clause 6.1.1(B) has been waived by the Sellers the VEON Bonds Disposal has occurred in the amount equal to the Mandatory VEON Debt Amount and has not been waived by the Buyer, by notice in writing to the other Parties.
5.5.4If any Condition is waived under this clause 6.6, then such Condition shall not apply, and no Party shall be obliged or responsible for the satisfaction of the relevant Condition, and unless otherwise agreed upon in writing between the Sellers and the Buyer, and, in respect of Condition in Clause 6.1.1(B), without prejudice to clause 12.2.7.
6CLOSING
6.1Closing Date
6.1.1Closing shall (subject to all Conditions having been satisfied and/or waived and remaining satisfied and/or waived, in each case in accordance with this Agreement) take place on the 5 (fifth) Business Day following the satisfaction or waiver of the last Condition (the “Closing Date”) at the office of the Registrar, unless otherwise mutually agreed by the Sellers and the Buyer.
1.4Closing Actions

6.1.1On the Closing Date, the following actions shall occur in the following order (the “Closing Actions”, which in their entirety shall constitute the “Closing”):
(A)the Buyer shall deliver to the Sellers (unless delivered earlier) documentary evidence in form and substance reasonably satisfactory to the Sellers confirming that all Regulatory Approvals have been obtained and fully satisfied;
(B)the relevant Party shall deliver (unless delivered earlier) documentary evidence in the form and substance reasonably satisfactory to the other Party confirming that all additional regulatory approvals (as prescribed in clause 6.4.8) have been obtained and fully satisfied;
(C)the Parties shall initial the translation of this Agreement into the Russian language;
(D)the Company shall provide a confirmation from the NSD or the respective depositary that the Renunciation Form under clause 6.2.5(A)(iv) has been submitted from the NSD to Euroclear and/or Clearstream (as may be applicable) not later than 1 (one) Business Day before the Closing but in any case not later than 09 October 2023, provided that, if the confirmation was received by the Company from the NSD or the Company's broker or depositary in the form of the email, the copy of such email will suffice for the purposes of this clause 7.2.1(D);
(E)the Company and the Seller 1 and, if the Seller 1's nominee is a party to the VEON Bonds Sale Agreement and the Assignment Agreement for the Accrued Acquired VEON Bonds, the Seller 1's nominee, shall sign the reconciliation act in agreed form under the VEON Bonds Sale Agreement and the Assignment Agreement for the Accrued Acquired VEON Bonds which will provide for allocation of the consideration payable under the VEON Bonds Sale Agreement and the Assignment Agreement for the Accrued Acquired VEON Bonds between the transferred Acquired VEON Bonds and transferred and assigned rights under the VEON Bonds Sale Agreement and the Assignment Agreement for the Accrued Acquired VEON Bonds;
(F)the following agreements shall be signed by relevant parties in the Agreed Form:
(i)the Consideration Set-Off Agreement;
(ii)the Transitional Services Agreement;
(iii)the Amended TLA;
(iv)the Independent Guarantee;
(v)the Deed of Release;
(vi)the Assignment Agreement for the Accrued Acquired VEON Bonds;

(vii)if applicable in accordance with clause 6.2.5(A)(ii), the VEON Bonds Sale Agreement;
(viii)if applicable in accordance with clause 6.2.5(C), the VEON Bonds Settlement Agreement;
(ix)if applicable in accordance with clause 6.3.2, the Assignment Agreement for the Accrued Non-NSD Acquired VEON Bonds;
(x)the Non-NSD VEON Bonds Sale Agreement; and
(xi)if applicable in accordance with clause 3.4.1(C), the Deferred Consideration Set-Off Agreement.
(G)each Seller shall deliver to the Buyer an extract from the Seller 1’s Share Account and the Seller 2’s Share Account respectively showing the Sellers’ title to the Sale Shares free from any Encumbrances and dated not earlier than 3 (three) Business Days prior to the Closing Date;
(H)the Buyer shall provide the Sellers with details of the Buyer’s Share Account for the purposes of transfer of the Sale Shares;
(I)the Company and the Sellers shall sign the reconciliation act confirming that there are no outstanding intra-group liabilities, debt, claims or demands between the Company and the Sellers or its Affiliates on or immediately after Closing excluding any payables as the Parties may agree in writing;
(J)the Buyer shall deliver a written confirmation and the relevant extracts from the USRLE or the register of shareholders (as applicable) of the Buyer and the Russian SPVs as of the Closing Date confirming that the Ownership Structure (i) is the same as the last Ownership Structure that was agreed with the Seller 1 in accordance with clause 4.6; or (ii) has not changed since the Signing Date;
(K)the Sellers shall deliver to the Buyer the resignation letters of the members of the Company’s board of directors and its committees nominated by the Sellers (in any case save for the General Director of the Company), according to which they have resigned from their positions in the Company, with effect not later than as of the Closing Date;
(L)each Seller shall transfer the Sale Shares to the Buyer’s Share Account by delivering to the Registrar the transfer instruction (in Russian: “передаточное распоряжение”) in relation to the Sale Shares in the form prescribed by the Registrar duly signed by the Sellers.
6.1.2At Closing the Parties shall execute such further documents and take such further actions as may be necessary to give full force and effect to the provisions of this Agreement.

6.1.3Subject to the provisions of clause 7.2.6, if in any respect the Closing Actions set out in clause 7.2.1 are not complied with on the Closing Date, the Closing shall only be deemed to have taken place if the Part(y)(ies) not in default confirms in writing on the Closing Date that it/they accept(s) that the Closing may take place (without prejudice to all rights or remedies available to such Part(y)(ies), including the right to claim damages).
6.1.4Subject to the provisions of clause 7.2.7, if in any respect the Closing Actions set out in clause 7.2.1 are not complied with on the Closing Date and the Part(y)(ies) not in default does(do) not confirm that the Closing may take place as set out in clause 7.2.3, the Closing Date shall be postponed so as to take place on the date which falls on the 5 (fifth) Business Day since the initial Closing Date (or to such other date as mutually agreed by the Parties in writing) (the “Postponed Closing Date”). For the avoidance of doubt, all the provisions of this Agreement in respect of the Closing Date shall be also applicable to the Postponed Closing Date.
6.1.5If Closing occurs, all Conditions will be deemed to have been satisfied as of Closing, unless otherwise agreed upon in writing between the Sellers and the Buyer, and, in respect of Condition in Clause 6.1.1(B), without prejudice to clause 12.2.7.
6.1.6If the Closing Action set out in clause 7.2.1(E) is not complied with on the Closing Date, the Closing shall only be deemed to have taken place if all Parties confirm in writing on the Closing Date that they accept(s) that the Closing may take place (without prejudice to all rights or remedies available to such Part(y)(ies), including the right to claim damages).
6.1.7If the Closing Action set out in clause 7.2.1(E) is not complied with on the Closing Date and the Parties do not confirm that the Closing may take place as set out in clause 7.2.6, the Closing Date shall be postponed so as to take place on the Postponed Closing Date. For the avoidance of doubt, all provisions of this Agreement in respect of the Closing Date, including clause 7.2.6, shall be also applicable to the Postponed Closing Date.
7TERMINATION
7.1In case the Conditions are not fully satisfied or waived, as applicable, by the Long Stop Date this Agreement shall be terminated with immediate effect from the date being the [*] ([*]) Business Day from the Long Stop Date (the “Termination Date”) (unless the Long Stop Date being extended as provided in clause 6.5 or the respective Condition being waived in accordance with clause 6.6 prior to the Termination Date) provided that the Surviving Provisions shall remain in full force and effect notwithstanding termination of this Agreement and the Parties shall have no further claims or demands in respect to each other.
7.2Without prejudice to clauses 8.3 and 14.8.2, if Closing does not occur on or before the Long Stop Date this Agreement shall be terminated with immediate effect from the date immediately following the Long Stop Date provided that the Surviving Provisions shall remain in full force and effect notwithstanding termination of this Agreement and the Parties shall have no further claims or demands in respect to each other.

7.3Without prejudice to clause 14.8.2, if following the satisfaction of the Conditions, Closing does not occur on the Closing Date (or on the Postponed Closing Date only in case provided for in clause 7.2.4 of this Agreement) in accordance with the provisions of this Agreement, directly as a result of actions and/or omissions of the Buyer or any Seller (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement with immediate effect by notice in writing to the Breaching Party, provided that the Surviving Provisions shall remain in full force and effect notwithstanding termination of this Agreement.
7.4For the avoidance of doubt, the termination of this Agreement under this clause 8 shall not affect any Party's rights and remedies available under this Agreement.
7.5If at any time between the Signing Date and the Closing Date (both dates inclusively) any of the following changes in the Ownership Structure occurs:
(A)a change of Control of the Buyer or the Russian SPVs; or
(B)a change in the Ownership Structure without the Seller 1’s consent which has not been reversed by not later than [*] ([*]) Business Days prior to the Closing Date;
(C)a Sanctioned Person acquires any direct or indirect shareholding in the Buyer, this Agreement may be terminated by sending a written notice by the Seller 1 to the Buyer with immediate effect.
For the purposes of this clause 8.5 the “Sanctioned Person” shall mean (i) any Person or organization which (from time to time) is designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by the UK Office of Financial Sanctions Implementation, designated on the Consolidated List of persons, groups and entities subject to EU Financial Sanctions; or, (ii) an organization owned or controlled by, or an individual or an organization acting on behalf of, any of the foregoing.
7.6Notwithstanding anything to the contrary in this Agreement, neither Party shall have the right to unilaterally terminate this Agreement after Closing having taken place.
8SELLERS’ WARRANTIES
1.1Subject to the limitations set forth in this Agreement, in accordance with Article 431.2 of the CC RF the Sellers hereby give to the Buyer and to the Company the following warranties:
(A)The Sellers are duly organized and validly existing under the laws of their jurisdiction of incorporation and are not insolvent, in each case within the meaning of the Applicable Law.
(B)The Sellers have (subject to fulfilment of the Conditions) the authority and power to enter into and to carry out their obligations under this Agreement; and this

Agreement, when executed by the Sellers, constitutes lawful, valid and binding obligations of the Sellers in accordance with its terms and provisions.
(C)The execution of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder and the consummation of the Transaction have been duly authorized by all necessary company actions on the part of the Sellers and do not result in a breach of or violate any Applicable Law or provision of the articles of association, by-laws or equivalent constitutional document of the Sellers, as applicable.
(D)The Sellers own the Sale Shares and have full power, capacity and, subject to any required third party consent, authority to sell the Sale Shares and to perform all of their other undertakings set forth in this Agreement (subject to fulfilment of the Conditions specified in clauses 6.1.1(A), 6.1.1(F) and 6.1.1(G)).
(E)The Sale Shares are not subject to any Encumbrance and are freely transferable to the Buyer.
(F)The Sale Shares have been legally and validly issued and are fully paid up.
1.2Each of the Sellers, gives the Warranties in respect of itself, and the Sale Shares owned by the respective Seller. Each Warranty is given at the Signing Date.
1.3Immediately before Closing, each Seller is deemed to warrant to the Buyer and to the Company that each Warranty is true, accurate and not misleading by reference to the facts and circumstances existing at that time.
1.4When interpreting a Warranty deemed to be repeated immediately before Closing, a reference in a Warranty to a fact, matter or circumstance occurring at or before the Signing Date will be construed as if it was a reference to a fact, matter or circumstance occurring at or before the Closing Date.
1.5Each Seller agrees not to bring any claim which it may have against the Company or a present or former officer, director or employee of the Company, arising out of any information or advice provided (or omitted to be provided) by any such person on which a Seller relied when making a warranty, giving a Warranty, or otherwise agreeing to the terms of the Transaction.
1.6Clause 9.5 does not apply to a claim against an officer, director or employee who is alleged to have acted fraudulently.
1.7Each Warranty shall be construed separately and independently.
1.8In accordance with paragraph 2 of Article 431.2 of the CC RF, the Buyer’s and the Company’s sole and exclusive remedy for a breach of the Sellers’ Warranties is to claim for damages. For the avoidance of doubt, in case of the breach of the Sellers’ Warranties nor the Buyer, neither the Company shall be entitled to rescind this Agreement.

9BUYER’S WARRANTIES
9.1In accordance with Article 431.2 of the CC RF the Buyer gives the following Warranties to the Company and to the Sellers respectively, all of which are made as of the Signing Date (unless otherwise specified below):
(A)The Buyer is duly organized and validly existing under the laws of its jurisdiction of incorporation and is not insolvent, in each case within the meaning of the Applicable Law.
(B)The Buyer has, subject to the fulfilment of the Conditions, the authority and power to enter into and to carry out its obligations under this Agreement; and this Agreement, when executed by the Buyer, will constitute lawful, valid and binding obligations of the Buyer in accordance with its terms and provisions.
(C)The execution of this Agreement by the Buyer, the performance by the Buyer of its obligations hereunder and the consummation of the Transaction have been duly authorized by all necessary actions on the part of the Buyer and do not result in a breach of or violate any Applicable Law or, in respect of the Buyer, the provision of the articles of association, by-laws or equivalent constitutional document of the Buyer.
(D)The Buyer warrants that (i) identity of the direct and indirect shareholders of the Buyer; and (ii) direct or indirect shareholdings, economic interest (subject to the agreements which may exist among the shareholders or other similar agreements or arrangements entered into exclusively by and between the Individuals and/or the Russian SPVs, with no third party being a party to such agreements or arrangements), Encumbrances and options held by each such shareholders in the Buyer, in each case, as disclosed in the Ownership Structure, is true and accurate and not misleading and each of such direct and indirect shareholders acts solely in its own interest and on its own behalf and not on behalf or at the direction of, or in representation or furtherance of any direct or indirect interest of, any other person in relation to the Transaction or otherwise.
(E)The Buyer and its Affiliates (including the Russian SPVs and the Individuals) are not party to any agreement or arrangement aiming at the Resale Event.
(F)The Buyer acts solely in its own interest and the interests of its shareholders and the Individuals and on its own behalf and not on behalf or at the direction of, or in representation or furtherance of any direct or indirect interest of, any other person in relation to the Transaction or otherwise.
9.2Immediately before Closing, the Buyer is deemed to warrant to the Sellers and to the Company that each Warranty is true, accurate and not misleading by reference to the facts and circumstances existing at that time.

9.3When interpreting a Warranty deemed to be repeated immediately before Closing, a reference in a Warranty to a fact, matter or circumstance occurring at or before the Signing Date will be construed as if it were a reference to a fact, matter or circumstance occurring at or before the Closing Date.
9.4In accordance with paragraph 2 of Article 431.2 of the CC RF, the Sellers’ and the Company’s sole and exclusive remedy for a breach of the Buyer’s Warranties is to claim for damages. For the avoidance of doubt, in case of the breach of the Buyer’s Warranties, nor the Sellers, neither the Company shall be entitled to rescind this Agreement.
10COMPANY’S WARRANTIES
10.1In accordance with Article 431.2 of the CC RF the Company gives the following Warranties to the Sellers and the Buyer respectively, all of which are made as of the Signing Date (unless otherwise specified below):
(A)The Company is duly organized and validly existing under the laws of its jurisdiction of incorporation and is not insolvent, in each case within the meaning of the Applicable Law.
(B)The Company has, subject to the fulfilment of the Conditions, the authority and power to enter into and to carry out its obligations under this Agreement; and this Agreement, when executed by the Company, will constitute lawful, valid and binding obligations of the Company in accordance with its terms and provisions.
(C)The execution of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the Transaction have been duly authorized by all necessary actions on the part of the Company and do not result in a breach of or violate any Applicable Law or, in respect of the Company, the provision of the articles of association, by-laws or equivalent constitutional document of the Company.
10.2Immediately before Closing, the Company is deemed to warrant to the Sellers and the Buyer that each Warranty is true, accurate and not misleading by reference to the facts and circumstances existing at that time.
10.3When interpreting a Warranty deemed to be repeated immediately before Closing, a reference in a Warranty to a fact, matter or circumstance occurring at or before the Signing Date will be construed as if it were a reference to a fact, matter or circumstance occurring at or before the Closing Date.
10.4In accordance with paragraph 2 of Article 431.2 of the CC RF, the Sellers’ and the Buyer’s sole and exclusive remedy for a breach of the Company’s Warranties is to claim for damages. For the avoidance of doubt, in case of the breach of the Company’s Warranties, nor the Sellers, neither the Buyer shall be entitled to rescind this Agreement.

11LIMITATION OF LIABILITY
11.1No other Warranties
11.1.1The Warranties are the only warranties given by the Parties to each other under this Agreement and in relation to the Transaction contemplated by this Agreement. The Parties may not rely, and have not relied, on any other information, statement or warranty (express or implied), whether pursuant to law, legal principles or theory or on any other grounds, except as set out in this Agreement.
1.9Monetary limitations
1.9.1Subject to the provisions of clauses 12.2.4, 12.2.7 and 12.2.8, the Buyer’s maximum aggregate liability for breach of Warranties and other obligations under this Agreement shall not exceed RUB [*] ([*] rubles). For the avoidance of doubt, such limitation of liability does not release the Buyer from the specific performance of its respective obligations.
1.9.2Subject to the provisions of clause 12.2.5, each Seller’s maximum aggregate liability for breach of Warranties and other obligations under this Agreement shall not exceed RUB [*] ([*] rubles). For the avoidance of doubt, such limitation of liability does not release the Sellers from the specific performance of their respective obligations.
1.9.3Subject to the provisions of clauses 12.2.6-12.2.8 and with effect from Closing, the Company’s maximum aggregate liability for breach of Warranties and other obligations under this Agreement shall not exceed RUB [*] ([*] rubles). For the avoidance of doubt, such limitation of liability does not release the Company from the specific performance of its respective obligations.
1.9.4The limitation of liability of the Buyer provided for in clause 12.2.1 in any case shall not apply to (i) the obligations of the Buyer to pay the Deferred Consideration and the Total Upside Consideration (if applicable); and (ii) obligations of the Buyer under 13.1.
1.9.5The limitation of liability of the Sellers provided for in clause 12.2.2 in any case shall not apply to the relevant Seller's obligations under clauses 4.5 (Excess Amount Compensation) and 13.2 (Post-Closing VEON Bonds).
1.9.6The limitation of liability provided for in clause 12.2.3 in any case shall not apply to the obligations of the Company to pay the Deferred Consideration and the Total Upside Consideration (if applicable) and obligations the Company under clauses 6.2.5(B)(ii), 6.2.5(B)(iii), 6.2.5(C) (if applicable), 6.2.5(E), 6.3.3(B), 6.3.4, 6.3.5(B), 13 (Post-closing obligations), and, only in case the Deferred Consideration is not set off in full on the Closing Date, under clause 6.3.
1.9.7If the Closing occurred but the VEON Bonds Disposal described in clause 1.1.180(A) was not recognized by all Clearing Systems and the Bonds Registrars, or any other actions in accordance with clause 6.2.5(A) are required and which can be reasonably performed by the

Company and/or the Buyer to complete the VEON Bonds Disposal after the Closing, the Company and the Buyer shall, by a written request of the Seller, perform all reasonably required and necessary actions to complete the VEON Bonds Disposal (including its recognition by all Clearing Systems and the Bonds Registrars), and the provisions of this clause 12.2, unless otherwise provided in clause 12.2.8, shall not limit the Company’s and the Buyer’s liability under this clause 12.2.
1.9.8The maximum aggregate liability of the Company and the Buyer under clauses 6.2.5(A) and 12.2.7 shall be limited to RUB [*]([*] rubles) immediately following the earliest of: (i) occurrence of the VEON Bonds Disposal; or (ii) [*] ; and under clause 6.3.1(C) – immediately following the occurrence of the Non-NSD VEON Bonds Disposal.
12POST-CLOSING OBLIGATIONS
12.1Access to information
12.1.1Insofar as the Buyer and the Company are reasonably and lawfully able, the Buyer and the Company shall retain for a minimum period required under the Applicable Law, the books, records and documents of the Company to the extent they relate to the period prior to the Closing Date and shall allow the Sellers reasonable access to such books, records and documents, including the right to take copies at the Sellers' expense, to comply with any Applicable Law or in connection with any audit, de-consolidation or other accounting or reporting matter.
12.2Post-Closing VEON Bonds
12.2.1Subject to the provisions of clause 13.4, if in the period from Closing until [*] (inclusive) the Company, having complied with its obligations in clause 13.4.3 below, acquires any Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds, the Seller 1 shall service such Post-Closing Acquired VEON Bonds (subject to the Condition in clause 6.1.1(F)) and/or Post-Closing Non-NSD Acquired VEON Bonds (subject to the obtaining of the Amended OFAC License) in accordance with their terms and conditions by:
(A)making the relevant payments of accrued interest and principal amounts to the Clearing Systems; or
(B)if the notice from the Company requesting to make the relevant payments of accrued interest and principal amounts directly to the Company’s bank account outside of the Clearing Systems was submitted through the NSD or respective depositary to the Clearing Systems via which the relevant Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds are being held, making such payments directly to the Company’s bank account outside of the Clearing Systems, which is recognized by the Clearing Systems.
12.2.2If the accrued interest and principal amounts under the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds should be paid directly to the Company’s bank account outside of the Clearing Systems in accordance with clause 13.2.1(B), each of the Company and the Seller 1 should perform all reasonable actions required from it to procure the payment of such amounts directly to the Company's bank account, including giving any such instructions and/or confirmations as may be required by the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian and seeking applicable approvals, provided that the Company or the Company's depository or broker submits to the NSD and/or the depositary with a direct account with a Clearing System via which the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds are held, any such instructions, confirmations, consents and documents as required by the Seller 1 and can be provided by the Company acting in good faith and subject to restrictions of the Applicable Law to accept and recognize payments by the Seller 1 of any amounts in respect of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds and other fees directly to the Company outside of the Clearing Systems.
12.3Buy-Back Request
12.3.1Subject to the provisions of clause 13.4, to the extent that the Seller 1 fails to service the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds in accordance with clause 13.2.1, the Seller 1 (or its nominee) shall, at the Company’s written request made subject to clause 13.2.1 (the “Buy-Back Request”), acquire from the Company such Post-Closing Acquired VEON Bonds (subject to the Condition in clause 6.1.1(F)) and/or Post-Closing Non-NSD Acquired VEON Bonds (subject to the obtaining of the Amended OFAC License) which the Seller 1 has failed to service in accordance with clause 13.2.1, and the Company shall transfer or procure cancellation of such Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable), for the purchase price calculated as the sum of: (i) [*]; [*] (ii) [*]; [*] (iii) [*](a) [*] (b) the Company’s actions in compliance with clause 13.4.3 (the “Post-Closing Acquired VEON Bonds Purchase Price”).
12.3.2The Buy-Back Request shall contain the following information and be accompanied with the following documents:
(A)total number of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) the Company requests the Seller 1 to acquire and all relevant details of such Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) (including an extract from the relevant depositary confirming the Company’s title to the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable));
(B)calculation of the Post-Closing Acquired VEON Bonds Purchase Price (including relevant supporting [*]);
(C)the Company’s bank account details;

(D)copies of the documents confirming the amounts used for the calculation of the Post-Closing Acquired VEON Bonds Purchase Price;
(E)the Post-Closing Acquired VEON Bonds Settlement Agreement signed by the Company;
(F)the Assignment Agreement for the Accrued Post-Closing Acquired VEON Bonds and/or the Assignment Agreement for the Accrued Post-Closing Non-NSD Acquired VEON Bonds signed by the Company;
12.3.3The transfer of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) to the Seller 1 shall be performed, and the Post-Closing Acquired VEON Bonds Purchase Price shall be paid, in each case, pursuant to the Post-Closing Acquired VEON Bonds Settlement Agreement to be entered into on or before the respective transfer of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) between the Company and the Seller 1, provided that the failure of the Seller 1 to enter into the Post-Closing Acquired VEON Bonds Settlement Agreement shall not limit the Company’s rights to request the acquisition of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) and or payment of the Post-Closing Acquired VEON Bonds Purchase Price and/or discharge the Seller 1 from its obligations to acquire or accept such Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) and pay the Post-Closing Acquired VEON Bonds Purchase Price.
12.3.4The Parties have agreed that under the Post-Closing Acquired VEON Bonds Settlement Agreement the Company shall:
(A)undertake to cancel or transfer the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) to the Seller 1 (or its nominee) when it becomes legally possible in a manner recognized (in case of cancellation) by the Clearing Systems and the Bonds Registrars and shall take all reasonable steps and actions as may be necessary and/or requested by the Seller 1 to effect such transfer or cancellation (including, if applicable, seeking regulatory approvals in Russia, giving any such instructions, confirmations or authorizations as may be required to the Clearing Systems, the Bonds Registrars, the Bond Trustee, the Bond Paying Agent, the NSD, or the custodian through which the Company acquires the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable); opening an account with another custodian);
(B)undertake not to dispose of, or grant or agree to grant any option in respect of, or create or agree to create any Encumbrance over the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable), or to enter into any agreement to do any of the foregoing;

(C)pledge the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) in favor of the Seller 1 and register respective pledge within respective depository;
(D)waive all entitlements to receive any coupon and principal payments under the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) and release the Seller 1 from any such payment obligations;
(E)to direct or instruct the Clearing Systems, the Bond Paying Agent, the NSD, or any custodian to pay any amounts payable to it in respect of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) to the Seller 1 (or its nominee);
(F)undertake to pay to the Seller 1 an amount equal to any payments in respect of principal, interest and/or the VEON Bonds Related Fees received by the Company in respect of the Post-Closing Acquired VEON Bonds and/or Post-Closing Non-NSD Acquired VEON Bonds (as applicable) within 5 Business Days of their receipt;
(G)undertake to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of any amendments to the relevant VEON Bond terms proposed by Seller 1 including, without limitation, any amendments to allow direct payments to the holders of the relevant VEON Bonds outside of the Clearing Systems (whether under the terms of the relevant VEON Bonds or pursuant to a statutory or court process);
(H)undertake to vote, instruct its proxy or other relevant person to vote (and deliver within the applicable time periods any proxies, instructions, directions, or consents voting), exercise any powers or rights available to it irrevocably and unconditionally in favour of cancellation or, transfer to the Seller 1 (or its nominee), of existing relevant VEON Bonds or any other proposal which the Seller 1 may make in respect of the VEON Bonds (whether under the terms of the relevant VEON Bonds or pursuant to a statutory or court process) and, in each case, at the direction of Seller 1, to waive its right to receive or turnover, or to instruct or direct payment to be made, to Seller 1 (or its nominee), any consideration to which the Company may be entitled in respect of such amendments, cancellation, transfers or other proposals;
(I)grant a power of attorney in favour of the Seller 1 (or its nominee) authorizing the Seller 1 (or its nominee) to take any actions that the Seller may determine to be necessary or desirable to give effect to this clause 13.3; and
(J)undertake to take any such actions as may be required to give effect to the matters set out in this clause 13.3.

1.10Claims in respect of the Post-Closing VEON Bonds
12.3.1If the Company becomes aware of any claim, action or demand which may give rise to a legal requirement for the Company to acquire the VEON Bonds after the Closing Date (“Post-Closing Acquired VEON Bonds Claim”), the Company shall:
(A)[*];
(B)[*];
(C)[*].
12.3.2[*].
12.3.3The Company shall employ all reasonable efforts to resist acquisition of the VEON Bonds under the Post-Closing Acquired VEON Bonds Claim or to limit and mitigate the price of such acquisition and/or any costs related thereto.
12.3.4Any failure of the Company to comply with the provisions of clauses 13.4.1 - 13.4.2 above shall not limit or extinguish any rights of the Company to request the acquisition of the Post-Closing Acquired VEON Bonds under clause 13.3.
1.11Mobitel Trademark License Agreement
1.11.1The Company shall not amend or terminate without prior written consent of the Seller 1 the license agreement dated September 25, 2006, concluded between the Company and VEON Georgia LLC with all additional agreements, until [*](inclusively).
2MISCELLANEOUS
12.1Notices
12.1.1All notices given or made under the Agreement shall be in writing in the English or Russian language and shall be deemed to have been duly given or made when delivered by courier or by e-mail (with the relevant document attached as a pdf) to Party in question as follows:
(A)If to the Buyer:
Address: [*];
E-mail:    [*];
For the attention of: [*];
With a copy (not serving as notice) to:
E-mail:    [*];

For the attention of: [*];
E-mail: [*];
For the attention of: [*];
E-mail: [*]
For the attention of: [*];
(B)If to the Seller 1:
Name: VEON Group;
Address: Claude Debussylaan 88, 1082MD Amsterdam, the Netherlands;
E-mail: [*];
For the attention of: [*];
(C)If to the Seller 2:
Name: VEON Group;
Address: Claude Debussylaan 88, 1082MD Amsterdam, the Netherlands;
E-mail:    [*];
For the attention of: [*];
(D)If to the Company:
Address: [*];
E-mail:    [*];
For the attention of: [*];
With a copy (not serving as notice) to:
E-mail:    [*];
For the attention of: [*];
E-mail: [*];
For the attention of: [*];

E-mail: [*]
For the attention of: [*];
or to such other postal address or e-mail address of which such Party notifies another Party in accordance with this clause 14.1.
12.2Fees and expenses
12.2.1Unless otherwise provided by clause 14.2.2, each Party shall bear its own fees and expenses in connection with the preparation, implementation of the actions contemplated by this Agreement and its execution, including, but not limited to, all fees and expenses of investment bankers, representatives, counsels and accountants.
12.2.2All costs incurred in connection with the obtainment of the Regulatory Approvals and the Registrar fees for the transfer of the Sale Shares from the Seller 1’s Share Account and the Seller 2’s Share Account to the Buyer’s Share Account, shall be borne by the Buyer.
12.3Assignment
12.3.1Except as otherwise expressly provided in this Agreement, no Party may, by operation of law or otherwise, assign, transfer or grant any security interest or other rights in or over any of its rights or obligations under this Agreement, without the prior written consent of the other Parties.
12.3.2The Buyer may transfer to the Company any rights and (or) obligations in the process of the Reorganization.
12.4No waiver
12.4.1Save as otherwise expressly provided in this Agreement, failure by any Party at any time or times to require performance of any provision of this Agreement shall not be construed as a waiver by such Party of (i) any succeeding breach of such provision; or (ii) a breach of any other provision of the Agreement; or (iii) an amendment of any provision of the Agreement.
12.5Termination and withdrawal from the Agreement
2.1.1Save as otherwise expressly provided in this Agreement, the Parties hereby agree to exclude the application of following remedies from the Agreement:
(A)unilateral withdrawal from the Agreement (performance of the Agreement) (including pursuant to Articles 310, 450.1, 431.2 of the CC RF); and
(B)termination of the Agreement due to a material change of circumstances (in accordance with Article 451 of the CC RF).

2.1.2The Parties hereby agree that this Agreement may not be terminated after the Closing having taken place.
12.6Entire agreement
12.6.1This Agreement represents the entire agreement between Parties with respect to its subject matter and supersedes all prior agreements with respect to such subject matter. It is agreed that no Party has relied on or shall have any claim or remedy arising under or in connection with any statement, warranty or undertaking made by or on behalf of the other Parties (or any of their respective Affiliates) in relation to the Transaction that is not expressly set out in the Transaction Documents.
12.7Amendments
12.7.1No amendment to this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each Party.
12.8Provisions severable
12.8.1If any part of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remainder of this Agreement shall not be affected; however, Parties shall attempt, through negotiations in good faith, to replace any part of this Agreement so held to be invalid or unenforceable in order to give effect to the commercial intentions of Parties when signing this Agreement.
12.8.2For the avoidance of doubt, nothing in this Agreement shall oblige any Party to (i) replace any part of this Agreement in order to give it effect where the invalidity or unenforceability of such part arises as result of Sanctions; or (ii) take any action in breach of or otherwise restricted under or by the Applicable Law and/or the lawful requirements of any authority (including any Relevant Authority).
12.9Confidentiality and announcements
12.9.1Each Party shall not (and the Sellers undertake to procure that each of its Affiliates, officers, employees, agents or advisers of the Sellers involved in to the negotiation and preparation of this Agreement shall not) disclose, in whole or in part, any Confidential Information unless (i) required to do so by law or by any court of competent jurisdiction, the rules and regulations of any stock exchange or any competent regulatory body or in any lawful and compelling enquiry by any governmental, official or regulatory body, including, without limitations, for the purposes of obtaining the Regulatory Approvals and/or the Permits (and, in each such case under this subclause (i), only to the extent so required); or (ii) such disclosure has been consented to by the other Parties (such consent not to be unreasonably withheld or delayed); or (iii) such disclosure is to its lenders or the Buyer’s or its lender’s professional advisers who are bound to such Party by a duty of confidentiality similar to that set out in this Agreement. If a Party is required under any of the circumstances referred to in item (i) above to disclose any Confidential Information, the disclosing Party shall, to the extent legally permissible, use its reasonable endeavors to consult with the other Parties prior to any such disclosure.
12.9.2Unless required by law or by any court of competent jurisdiction, the rules and regulations of any stock exchange or any competent regulatory body or in any lawful and compelling enquiry by any governmental or official body, all press releases and other public relations activities of Parties with regard to the contents of this Agreement shall be mutually approved by the Buyer and the Sellers in advance, such approval not to be unreasonably withheld or delayed.
12.10Compliance
12.10.1The Parties undertake to comply with the Anti-Corruption Laws, Anti-Money Laundering Laws and other Applicable Laws when executing and performing this Agreement.
12.11Governing law and arbitration
12.11.1This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by and shall be interpreted in accordance with the laws of the Russian Federation.
12.11.2Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, alteration, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”), shall be submitted by any Party to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted.
The seat of the arbitration shall be Hong Kong.
Arbitral award rendered by the HKIAC shall be final.
12.11.3If at the date of the submission of the notice of arbitration HKIAC is not a Competent Arbitration Institution, the Parties agree that such Dispute shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (the “SIAC”) under the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause.
The seat of the arbitration in such case shall be Singapore.
Arbitral award rendered by the SIAC shall be final.
12.11.4If at the date of the submission of the notice of arbitration SIAC is not a Competent Arbitration Institution, the Parties agree that such Dispute shall be referred to and finally resolved by arbitration at the Chamber of Commerce and Industry of the Russian Federation (the “ICAC at the CCI RF”) under the applicable arbitration rules and regulations of ICAC at the CCI RF, which rules are deemed to be incorporated by reference in this clause.

The seat of the arbitration in such case shall be Moscow.
Arbitral award rendered by the ICAC at the CCI RF shall be final.
12.11.5The governing law of the present arbitration agreement is the law of the Russian Federation.
12.11.6The language of arbitration shall be English language.
12.11.7The number of arbitrators shall be three. The claimant shall appoint one arbitrator and the respondent shall appoint one arbitrator. The third arbitrator, who shall act as the presiding arbitrator, is designated by the two arbitrators so appointed. In case of failing such designation within 30 (thirty) Business Days from the confirmation or appointment of the second arbitrator, the third arbitrator is appointed by the relevant Competent Arbitration Institution.
12.11.8The arbitrators shall have the power to grant any legal or equitable remedy or relief available under the relevant applicable law, including injunctive relief (whether interim and/or final) and specific performance and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.
12.11.9In any event, it shall not be allowed to submit a motion to a state court to render a decision on the lack of jurisdiction of an arbitral tribunal in connection with the issuance by the arbitral tribunal of a separate order on existence of jurisdiction as a matter of preliminary nature.
12.11.10The Parties hereby agree that every award on the merits shall be final and legally binding for the Parties and shall not be challenged in state courts to the extent permitted by the Applicable Law.
12.11.11The Parties undertake to ensure that all arbitration proceedings conducted in accordance with this Agreement shall be kept confidential, unless otherwise is required by law or by any court of competent jurisdiction or the rules and regulations of any stock exchange. This undertaking shall cover, inter alia, all information disclosed during the course of the arbitration proceedings, as well as any decision or award made or declared by the arbitral tribunal.
12.12Consolidation
12.12.1If an arbitration is commenced under this Agreement which raises issues of law or fact in common with those in an arbitration commenced under any or all of the Transaction Documents or which concerns rights and obligations under any of them and either:
(A)the Parties consent; or
(B)the tribunal on the application of any party judges it appropriate,

then the arbitral proceedings under this Agreement will be consolidated with the arbitral proceedings under the relevant Transaction Document.
12.13Counterparts and language
12.13.1This Agreement may be executed in any number of counterparts (including by means of electronic signatures or scanned electronic documents delivered by email), each of which shall be deemed an original copy of the Agreement, but all counterparts shall together constitute one and the same instrument.
In witness of the foregoing, Parties have caused this Agreement to be entered into as of the date first written above.
The remainder of the page is intentionally left blank. The signature page follows.

SIGNATURE PAGE

FOR AND ON BEHALF OF VEON HOLDINGS B.V.
SIGNATURE _______________________________________________________________________ KAAN TERZIOĞLU, DIRECTOR

FOR AND ON BEHALF OF VEON LTD.
SIGNATURE _______________________________________________________________________ KAAN TERZIOĞLU, CEO

FOR AND ON BEHALF OF JOINT-STOCK COMPANY KOPERNIK-INVEST 3
SIGNATURE _______________________________________________________________________
ALEKSANDR YURIEVICH TORBAKHOV, GENERAL DIRECTOR

FOR AND ON BEHALF OF VIMPEL-COMMUNICATIONS PUBLIC JOINT STOCK COMPANY
SIGNATURE _______________________________________________________________________
ALEKSANDR YURIEVICH TORBAKHOV, GENERAL DIRECTOR

Schedule 1- Form of the Consideration Set-Off Agreement
[Schedule has been omitted.]

Schedule 2- Form of the Deed of Release
[Schedule has been omitted.]

Schedule 3- Form of the Independent Guarantee
[Schedule has been omitted.]

Schedule 4- Form of the Deferred Consideration Set-Off Agreement
[Schedule has been omitted.]